Exhibit 10.21

EXECUTION VERSION

AMENDED AND RESTATED

PURCHASE, USE AND MAINTENANCE AGREEMENT

between

BLOOM ENERGY CORPORATION

as Seller

and

2014 ESA PROJECT COMPANY, LLC

as Buyer

dated as of July 18, 2014

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Page
ANNEXES

Annex A	Minimum Power Product Example Calculation
Annex B	Insurance
Annex C	Capacity Warranty Claim Example Calculation and Amounts Payable
Annex D	List of PPAs

EXHIBITS

Exhibit A	Form of Purchase Order
Exhibit B	Form of Bill of Sale
Exhibit C	Facilities
Exhibit D	Service Fees
Exhibit E	Form of Certification of Installation
Exhibit F	Form of Independent Engineer Certification of Commencement of Operations

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AMENDED AND RESTATED

PURCHASE, USE AND MAINTENANCE AGREEMENT

This AMENDED AND RESTATED PURCHASE, USE AND MAINTENANCE AGREEMENT (this “Agreement”), dated as of July 18, 2014 (the “Agreement Date”), is entered into by and between BLOOM ENERGY CORPORATION, a Delaware corporation (“Seller”), and 2014 ESA PROJECT COMPANY, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are referred to in this Agreement individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, Seller is in the business of designing, constructing and installing on-site solid oxide fuel cell power generating systems;

WHEREAS, Buyer is a company formed at the direction of Seller for the purpose of purchasing and owning Bloom Systems for the generation of electricity and sale of electricity generated by the Bloom Systems;

WHEREAS, Buyer desires to purchase, and Seller desires to sell, Bloom Systems which will have an aggregate System Capacity of up to 20.95 MW, and which Bloom Systems will be installed in certain Facilities in connection with PPAs entered into by Buyer when and as the conditions to such installation are met as provided in this Agreement; and

WHEREAS, Seller has agreed to provide certain operation and maintenance services to Buyer subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, capitalized terms not otherwise defined shall have the meanings set forth below:

“Actual kWh” means the actual energy output in kWh produced by a Facility and measured by the Facility Meter, and, where appropriate in the context of this Agreement, aggregated together.

“Administrative Services Agreement” means the Administrative Services Agreement dated as of July 18, 2014, among Seller, Buyer and Holdco.

“Affiliate” of any Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, provided that neither Buyer’s Lender nor the Class A Member shall be considered an Affiliate of either Party.

“Agreement” is defined in the preamble.

“Agreement Date” is defined in the preamble.

“Annual Capacity Warranty” is defined in Section 5.2.

“Annual Capacity Warranty Period” means, with respect to a Facility, each calendar year following the Commencement of Operations of such Facility (or, in the case of the calendar year in Commencement of Operations of such Facility has occurred, the portion of such calendar year commencing on the date such Facility achieved Commencement of Operations).

“Annual Report” is defined in Section 6.1(a)(iii).

“Appraisal Procedure” means within fifteen (15) days of a Party invoking the procedure described in this definition the Buyer and the Seller shall engage a Qualified Appraiser, mutually acceptable to them, to determine the Fair Market Value of a Bloom System or Facility, as applicable.

“Approved LDC” means, with respect to each Site, the local natural gas distribution company serving the PPA Customer at such Site. For the avoidance of doubt, natural gas supplied by any Approved LDC shall be deemed to satisfy Seller’s requirements regarding the quality and composition of natural gas supplied to the Bloom Systems sold to Buyer hereunder.

“Available Annual Capacity Warranty Amount” means the amount determined by subtracting the sum of (x) the aggregate amount of Annual Capacity Warranty payments previously paid and (y) the aggregate amount of Refund Adder payments previously paid from (z) the Max Annual Capacity Warranty Amount.

“Base Case Model” has the meaning set forth in the ECCA.

“Bill of Sale” means a bill of sale in substantially the form attached hereto as Exhibit B.

“Bloom Member” means Clean Technologies 2014, LLC.

“Bloom Systems” means all on-site solid oxide fuel cell power generating systems capable of being powered by natural gas designed, constructed and installed by Seller, which will be installed in the Facilities, and “Bloom System” means each such system.

“BOF” means, for each Site, the Electrical Interconnection Facilities, the natural gas supply facilities, the water supply facilities, the data communications facilities, the foundations for the Bloom Systems and any other ancillary facilities and equipment installed in connection with the Facility at each Site and all other things ancillary to the Facility and required on or in the vicinity of the Site which are necessary to achieve Commencement of Operations at each such Site.

“BOF Work” is defined in Section 3.3(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in New York, New York, or San Francisco, California, are authorized or required to close.

“Buyer” is defined in the preamble.

“Buyer Default” is defined in Section 12.2.

“Buyer Indemnitee” is defined in Section 13.3(a).

“Buyer’s Lender” means each note purchaser party to the Note Purchase Agreement, any trustee or agent acting on its behalf, and its permitted successors and assigns as referred to in the Loan Agreement.

“Calendar Quarter” means each period of three months ending on March 31, June 30, September 30 and December 31.

“Capacity Warranty” means the Quarterly Capacity Warranty or the Annual Capacity Warranty, as applicable.

“Capacity Warranty Period” means the Quarterly Capacity Warranty Period or the Annual Capacity Warranty Period, as applicable.

“Claiming Party” is defined in Section 12.6.

“Class A Member” has the meaning set forth in the Holdco LLC Agreement.

“Class B Member” has the meaning set forth in the Holdco LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement of Operations” means, with respect to any Facility, the completion and the performance of all of the following activities:

(a) each Bloom System comprising such Facility has been Delivered;

(b) such Facility has been Placed in Service;

(c) such Facility (i) has been attached to the load at the applicable Site and (ii) is providing the Minimum Power Product;

(d) Seller has performed and successfully completed all necessary acts under the applicable Interconnection Agreement (including performance testing) and has obtained permission from the applicable Person granting Buyer permission to 3 interconnect such Facility with the distribution or transmission facilities of the Transmitting Utility;

(e) Seller shall have furnished a written certification, in the form attached hereto as Exhibit E from Seller addressed to Buyer with a copy to the Independent Engineer certifying, without any qualification, that Seller has installed each Bloom System comprising such Facility in accordance with the Performance Standards;

(f) Seller shall have provided to the Independent Engineer, on behalf of Buyer, all Documentation reasonably required by the Independent Engineer for the Facility to achieve commercial operation; and

(g) Seller shall have furnished a written certification from the Independent Engineer in the form of Exhibit F addressed to Buyer and to Buyer’s Lender certifying, without any qualification, that (i) such Facility’s installation and commissioning requirements pursuant to this Agreement have been successfully completed, (ii) such Facility has achieved commercial operation, and (iii) each of the requirements set out in paragraphs (a) to (f) of this definition have been satisfied.

“Confidential Information” is defined in Section 10.1.

“DDP (Incoterms 2010)” means Delivered Duty Paid (DDP) as such term is used in the International Rules for the Interpretation of Trade Terms (identified as “INCOTERMS® 2010”) as prepared by the International Chamber of Commerce.

[***]

“Delivery” is defined in Section 2.3.

“Delivery Date” means, with respect to each Facility, the date of Delivery as described in Section 2.3.

“Documentation” means all documentation, including testing, engineering, specification and operation and maintenance manuals, Training Materials, drawings, reports, standards, schematics, directions, samples and patterns in computer and readable form, which is necessary to meet the requirements of Section 3.4.

“ECCA” means that certain Equity Capital Contribution Agreement between Investor and Bloom Member, dated as of the Agreement Date.

“Efficiency” means the quotient of E/F, where E = the electricity produced by the applicable Fleet, Facility or Bloom System, measured in BTUs (British Thermal Units) at a conversion rate of 3,412 BTUs per kWh, and F = the fuel consumed by such Fleet, Facility or Bloom System, as applicable, measured in BTUs on a lower heating value basis.

[***] Confidential Treatment Requested

“Efficiency Warranty” is defined in Section 5.3.

“Efficiency Warranty Period” means each calendar month following the Commencement of Operations of the Facility (or, in the case of the calendar month in which Commencement of Operations occurred, the portion of such calendar month commencing on the date such Facility achieved Commencement of Operations), but excluding with respect to each relevant Bloom System any period when such Bloom System was (i) was subject to a Force Majeure Event, (ii) was not delivering Energy because of a failure to perform by the applicable PPA Customer, except to the extent caused or contributed to by Seller or its employees, agents, subcontractors or representatives, or (iii) was required by a Legal Requirement (which for this purpose shall include any utility requirement) to be disconnected from the distribution or transmission facilities of the Transmitting Utility or otherwise required not to deliver Energy as the result of a Legal Requirement or action by or a directive from the applicable Transmitting Utility with respect to such Facility (e.g., due to a grid event), except to the extent caused or contributed to by Seller or its employees, agents, subcontractors and representatives.

“Electrical Interconnection Facilities” means the equipment and facilities required to safely and reliably interconnect a Facility to the transmission system of the Transmitting Utility, including the collection system between each Bloom System, transformers and all switching, metering, communications, control and safety equipment, including the facilities described in any applicable Interconnection Agreement.

“Energy” means three-phase, 60-cycle alternating current electric energy constituting the Actual kWh.

“Execution Date” has the meaning set forth in the ECCA.

“Facility” means the Bloom Systems and the BOF at a Site.

“Facility Meter” means the revenue quality electricity generation meter to be located at the metering point (the proposed location of which is to be identified in the applicable Interconnection Agreement), which shall register all Energy produced by a Facility and delivered to the Interconnection Point.

“Fair Market Value” means, with respect to any Facility, Bloom System or part thereof, the price at which such asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts, and specifically with respect to the Facility or any portion thereof, as determined consistently with Section 4.05 of Revenue Procedure 2007-65.

“Facility Purchase Conditions” means for a relevant Facility that the Facility has not been Placed in Service (including specifically because the events described in clauses (2), (3) and (4) of the definition of Placed in Service have not occurred), but that (a) the events described in clause (1) of the definition of Placed in Service have occurred, (b) all of Seller’s obligations under Section 3.3(a)(ii) of this Agreement have been performed, (c) a single line diagram of the Facility installation has been finalized and delivered to Buyer, and (d) Commencement of Operations is reasonably expected to occur within thirty (30) days following Delivery.

“FERC” means the Federal Energy Regulatory Commission and any successor.

“Fleet” means on an aggregate basis, all Bloom Systems owned by Buyer that (i) are purchased pursuant to this Agreement, (ii) have been incorporated into Facilities which have been Placed in Service, and (iii) are installed pursuant to a given PPA.

“Force Majeure Event” means any event or circumstance that (a) prevents a Party from performing its obligations under this Agreement; (b) was not reasonably foreseeable by such Party; (c) was not within the reasonable control of, or the result of the negligence of such Party or a breach of this Agreement by such Party; and (d) such Party is unable to reasonably mitigate, avoid or cause to be avoided with the exercise of due diligence. “Force Majeure Events” shall include failure or interruption of performance due to: an act of God, civil or military authority, war, civil disturbances, terrorist activities, fire, explosions, the external power delivery system (a/k/a the grid) being out of the required specifications or totally failing (a/k/a brownout or blackout), or electric grid curtailment. Force Majeure Event does not include the lack of economic resources of a Party, Seller’s failure to design and construct the Facilities so as to meet the respective warranties hereunder, or the supply of natural gas from any source other than an Approved LDC. If an event or circumstance gives rise to a Force Majeure Event as defined herein under this Agreement, but such event or circumstance does not also constitute a ‘Force Majeure Event’ as defined under the applicable PPA (depending on which Facilities are affected), then for the purposes of any rights and obligations of the parties under this Agreement that relate to corresponding rights or obligations under such PPA such event or circumstance will not constitute a Force Majeure Event under this Agreement.

“Funding Date” has the meaning set forth in the ECCA.

“Funding Date Deadline” has the meaning set forth in the ECCA.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Approvals” means (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, variances, orders, judgments, decrees by or with a relevant Governmental Authority and (b) any required notice to, any declaration of, or with, or any registration or filing by, or with, any relevant Governmental Authority.

“Governmental Authority” means any foreign, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body or other governmental authority.

“Holdco” means 2014 ESA HoldCo, LLC, a Delaware limited liability company.

“Holdco LLC Agreement” means that certain Amended and Restated Operating Agreement of Holdco, to be entered into on or before the first Funding Date by the Class A Member and the Class B Member.

“Indemnifiable Loss” means any claim, demand, suit, loss, liability, damage (including any losses arising as a result of the loss or recapture of any ITC), obligation, payment, cost or expense (including the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith).

“Indemnified Party” is defined in Section 13.4.

“Indemnifying Party” is defined in Section 13.4.

“Independent Engineer” means the Person appointed pursuant to Section 3.10.

“Intellectual Property” shall mean any or all of the following and all rights therein, whether arising under the laws of the United States or any other jurisdiction (i) all patents and patent applications (and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), patent disclosures and inventions (whether patentable or not); (ii) all trade secrets, know-how and confidential and proprietary information; (iii) all copyrights and copyrightable works (including computer programs) and registrations and applications therefor and any renewals, modifications and extensions thereof; (iv) all moral and economic rights of authors and inventors, however denominated, throughout the world; (v) unregistered and registered design rights and any registrations and applications for registration thereof; (vi) trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, corporate names, trade styles, domain names and other source or business identifiers, whether registered or not, together with all applications therefor and all extensions and renewals thereof and all goodwill associated therewith; (vii) semiconductor chip “mask” works, and registrations and applications for registration thereof, (viii) database rights; (ix) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Interconnection Agreement” means an agreement between the PPA Customer (or the Buyer (as required)) and the applicable Transmitting Utility regarding interconnection of a Facility to the transmission or distribution system of such Transmitting Utility.

“Interconnection Point” means, with respect to each Facility, the point at which title and risk of loss with respect to the electricity produced by such Facility passes to the applicable PPA Customer.

“Investor” means Exelon Generation Company, LLC.

“IRS” means the Internal Revenue Service.

“ITC” means the investment tax credit under Section 48 of the Code.

“kW” means kilowatt.

“kWh” means kilowatt-hour.

“Legal Requirement” means any law, statute, act, decree, ordinance, rule, directive (to the extent having the force of law), tariff, order, treaty, code or regulation or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Authority, NERC, any Person that NERC has delegated its authority to under the Federal Power Act or any Person that operates an interstate electric transmission system, including all amendments, modifications, extensions, replacements or re-enactments thereof, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Liens” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.

“Loan Agreement” means the agreement between the Buyer and the Buyer’s Lender or thereafter any subsequent, additional or alternative lenders pursuant to which the Buyer’s Lender provides finance or enters into a funding arrangement with Buyer to finance all or part of the costs of the Purchase Price of the Facilities.

“Managing Member” has the meaning set forth in the Holdco LLC Agreement.

“Max Annual Capacity Warranty Amount” means the product of [***] multiplied by (y) the System Capacity of all Systems in the Portfolio in kW on the Funding Date Deadline.

“Maximum Liability” means, with respect to Seller, the greater of (i) the aggregate Residual Value of the Portfolio as of such date, and (ii) the Performance LD Cap plus any [***] paid to Buyer plus any liability for any PPA Warranties that Seller has incurred pursuant to Section 5.8 plus any Indemnifiable Losses arising from the loss or recapture of any ITC, and with respect to Buyer, [***] provided that a reduction in the Maximum Liability of Seller shall never result in a requirement for Buyer or any Buyer Indemnitee to return any money to Seller.

“Minimum Efficiency Level” means an Efficiency quotient of [***] measured over the Efficiency Warranty Period.

“Minimum kWh” means the product of (x) the number of hours in the applicable Capacity Warranty Period minus the number of hours for each Bloom System at the applicable Site or in the Portfolio, as applicable, as of the last day of the applicable Capacity Warranty Period following Commencement of Operations with respect to the applicable Facility when each such Bloom System (i) was subject to a Force Majeure Event, (ii) was not delivering Energy, or was delivering Energy at a reduced level, because of a failure to perform by the applicable PPA Customer, except to the extent caused or contributed to by Seller or its employees, agents, subcontractors or representatives, or (iii) was required by a Legal Requirement (which for this purpose shall include any utility requirement) to be disconnected from the distribution or

[***] Confidential Treatment Requested

transmission facilities of the Transmitting Utility or otherwise required not to deliver Energy as the result of a Legal Requirement or action by or a directive from the applicable Transmitting Utility with respect to the applicable Facility (e.g., due to a grid event), except to the extent caused or contributed to by Seller or its employees, agents, subcontractors and representatives, and (y) the Minimum Power Product for the applicable Capacity Warranty Period.

“Minimum Power Product” means (1) when this term is used for the Quarterly Capacity Warranty, the aggregate System Capacity of the Bloom Systems in the Portfolio in kW for the applicable Quarterly Capacity Warranty Period multiplied by [***] (2) when this term is used for the Annual Capacity Warranty, the aggregate System Capacity of the Bloom Systems in the Portfolio in kW for the applicable Annual Capacity Warranty Period multiplied by [***] and (3) when this term is used for the determination of Commencement of Operations, the aggregate System Capacity of the Bloom Systems in the Facility in kW for a 24 hour period multiplied by [***]. An example of a calculation of the Minimum Power Product is set forth in Annex A.

“MW” means megawatt.

“NERC” means the North American Electric Reliability Corporation or any successor.

“Party” and “Parties” have the meanings set forth in the preamble.

“Performance LD Cap” has the meaning provided in Section 5.7(c).

“Performance Standards” has the meaning provided in Section 3.9.

“Permits” means all Governmental Approvals that are necessary under applicable Legal Requirements or this Agreement to have been obtained at such time in light of the stage of development of the Portfolio to site, construct, test, operate, maintain, repair, lease, own or use each Facility as contemplated in this Agreement to sell electricity from the Portfolio or for a Party to enter into this Agreement or to consummate any transaction contemplated hereby, in each case in accordance with all applicable Legal Requirements.

“Permitted Liens” means any (a) Liens that are released or otherwise terminated at or prior to the Physical Delivery Date of the encumbered assets; (b) obligations or duties to any Governmental Authority arising in the ordinary course of business (including under licenses and Permits held by Buyer and under all applicable laws, rules, regulations and orders of any Governmental Authority); (c) obligations or duties under easements, leases or other property rights; (d) Liens in favor of Buyer’s Lender; and (e) any other Liens agreed to in writing by Seller and Buyer.

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof

“Physical Delivery” means for each Bloom System, physical delivery of such Bloom System to its Site.

[***] Confidential Treatment Requested

“Physical Delivery Date” means for each Bloom System, the date of Physical Delivery.

“Placed in Service” means, with respect to any Facility, the completion and performance of all of the following activities: (1) obtaining the necessary licenses and Permits for the operation of such Facility and the sale of power generated by the Facility in accordance with clause (4) of this definition, (2) completion of critical tests necessary for the proper operation of such Facility in accordance with clause (4) of this definition, (3) synchronization of such Facility onto the electric distribution and transmission system of the applicable Transmitting Utility, and (4) the commencement of regular, continuous, daily operation of such Facility.

“Policy” means the credit protection insurance policy issued by Indian Harbor Insurance Co. in favor of Buyer, dated as of July 18, 2014.

“Portfolio” means, on an aggregate basis, all Bloom Systems owned by Buyer that are purchased pursuant to this Agreement and that have been incorporated into Facilities which have been Placed in Service.

“Portfolio Warranty” is defined in Section 5.5(a).

“PPA” means each power purchase, energy server use, or similar agreement entered into between Buyer and a PPA Customer listed on Annex D hereto, as the same may be updated from time to time by the mutual agreement of the Parties.

“PPA Customer” means each non-Buyer counter-party to a PPA.

“PPA Warranties” has the meaning provided in Section 5.8.

“Prudent Electrical Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by a significant portion of the grid-tied fuel cell electrical generation industry operating in the United States as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical generating facility, including any applicable practices, methods, acts, guidelines, standards and criteria of FERC and all applicable Legal Requirements.

“Purchase Order” means a purchase order for a Facility or Facilities to be purchased by Buyer in substantially the form of Exhibit A.

“Purchase Price” means a purchase price for each Facility, based on the aggregate System Capacity of the Bloom Systems comprising such Facility, [***] plus any Taxes for the account of Buyer under Section 2.2(c) in respect of such Facility.

“Qualified Appraiser” means a nationally recognized third-party appraiser reasonably acceptable to Buyer and Seller which shall (i) be qualified to appraise power systems similar to the Bloom Systems, and/or experienced in such businesses in the general geographic region of the relevant Facility, and (ii) not be associated with either Buyer or Seller or any Affiliate thereof.

[***] Confidential Treatment Requested

“Quarterly Capacity Warranty Payment” has the meaning provided in Section 5.4(a).

“Quarterly Capacity Warranty” has the meaning provided in Section 5.4(a).

“Quarterly Capacity Warranty Period” means, with respect to a Facility, each Calendar Quarter following the Commencement of Operations of such Facility (or, in the case of the Calendar Quarter in which Commencement of Operations of such Facility, the portion of such Calendar Quarter commencing on the date such Facility achieved Commencement of Operations).

“Refund Adder” means, with respect to any System in respect of which Refund Value is being paid, an amount determined by multiplying the System Capacity of such System by a fraction, the numerator of which is the then Available Annual Capacity Warranty Amount and the denominator of which is the aggregate number of kWs in the Portfolio at the time such Refund Value is to be paid.

“Refund Value” means, with respect to any Bloom System (including any Underperforming System) or Facility, the Residual Value of such Bloom System or Facility, as calculated as of the date that Seller becomes obligated to refund such amount to Buyer.

“Representatives” of a Party means such Party’s authorized representatives, including its professional and financial advisors.

“Residual Value” means, for any Bloom System or Facility, the greater of (a) the Fair Market Value of such Facility or Bloom System (and a pro rata portion of the BOF allocable to such Bloom System) (as determined under the Appraisal Procedure if the Buyer and Seller cannot agree as to that Fair Market Value within ten (10) days), and (b) 100% of the Purchase Price for such Bloom System or Facility until the first anniversary of Commencement of Operations of the applicable Facility, declining by 7.14% (i.e. 1/14th) on each anniversary of such date thereafter (for example, on the fifth anniversary of Commencement of Operations, the Residual Value will be 71.43% of the Purchase Price).

“SCADA” means the supervisory control and data acquisition systems.

“Seller” is defined in the preamble.

“Seller Default” is defined in Section 12.1.

“Seller Indemnitee” is defined in Section 13.2.

“Service Fees” is defined in Section 4.3(a).

“Service Provider” means an operation and maintenance contractor appointed by the Seller and approved by the Buyer pursuant to Section 4.6.

“Service Technicians” is defined in Section 4.2(d).

“Site” means the parcel of land leased or licensed from a PPA Customer to Buyer under a Site Lease and all easements appurtenant, easements in gross, license agreements and other rights running in favor of Buyer which provide access to the applicable Facility.

“Site Lease” means each agreement between Buyer and a PPA Customer regarding the lease, license, or similar contractual arrangement providing Buyer with the right of access to a Site for the purposes of performing Buyer’s obligations pursuant to the applicable PPA.

“Site Preparation Services” means preparing each Site for installation of a Facility, obtaining the required Permits to construct, operate and maintain the Facility, and providing for natural gas interconnection facilities, the Electrical Interconnection Facilities and any other ancillary facilities and equipment between the Bloom Systems and the applicable Transmitting Utility and otherwise performing the tasks required to prepare each Site for the Facility at the Site to attain Commencement of Operations.

“Software” shall mean all computer software that is necessary for Buyer to own and operate the Facilities in compliance with the terms of this Agreement and the PPAs.

“Software License” is defined in Section 11.2(a).

“System Capacity” means, with respect to a Bloom System, the “System Capacity” set forth on the applicable specification sheet provided by the manufacturer of such Bloom System.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(ii) any liability for the payment of amounts with respect to payment of a type described in clause (i), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Term” means the period which (a) shall commence on the first day of the Warranty Period for the first Facility to achieve Commencement of Operation and (b) shall, unless terminated earlier under ARTICLE XII of this Agreement or unless extended by mutual agreement of the Parties, terminate on the date that is the last day of the Warranty Period for the last Facility to achieve Commencement of Operations.

“Third Party Claim” means any claim, action, or proceeding made or brought by any Person who is not (a) a Party to this Agreement, or (b) an Affiliate of a Party to this Agreement (and that is not a claim based on breach by the Indemnified Party of its obligations under this Agreement).

“Training Materials” is defined in Section 4.7.

“Transaction Documents” means this Agreement and the Administrative Services Agreement.

“Transmitting Utility” means, with respect to a Facility, the local electric utility company in whose territory the Facility is located.

“Underperforming Systems” means any Bloom System that fails to deliver, in any Calendar Quarter during which the Portfolio fails to satisfy Quarterly Capacity Warranty, a number of kWh greater than or equal to the product of (x) such Bloom System’s System Capacity multiplied by [***] and (y) the number of hours in such quarter minus the number of hours as of the last day of such quarter when such Bloom System (i) was subject to a Force Majeure Event, (ii) was not delivering Energy because of a failure to perform by the applicable PPA Customer, except to the extent caused or contributed to by Seller or its employees, agents, subcontractors or representatives, or (iii) was required by a Legal Requirement (which for this purpose shall include any utility requirement) to be disconnected from the distribution or transmission facilities of the Transmitting Utility or otherwise required not to deliver Energy as the result of a Legal Requirement or action by or a directive from the applicable Transmitting Utility with respect to the applicable Facility (e.g., due to a grid event), except to the extent caused or contributed to by Seller or its employees, agents, subcontractors and representatives.

“Warranty Period” means, for each Bloom System, the period beginning on the date the applicable Facility achieves the requirements of subsections (a), (c) and (d) of the definition of “Commencement of Operations” and ending on the later of (i) fifteenth (15th) anniversary of the date of Commencement of Operations of such Facility and (ii) if the applicable PPA has been renewed or extended, the date on which such PPA expires or terminates.

“Warranty Specifications” means the Annual Capacity Warranty, the Quarterly Capacity Warranty and the Efficiency Warranty.

Section 1.2 Other Definitional Provisions.

(a) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, financial and accounting terms not defined in this

[***] Confidential Treatment Requested

Agreement or in any such certificate or other document, and financial and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under GAAP. To the extent that the definitions of financial and accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document will control.

(b) The words “hereof’, “herein”, “hereunder”, and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified. The term “including” will mean “including without limitation”.

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means (unless otherwise indicated herein) such agreement, instrument or statute as from time to time amended, amended and restated, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(e) Any references to a Person are also to its permitted successors and assigns.

ARTICLE II.

PURCHASE AND SALE

Section 2.1 Purchase Orders.

(a) In accordance with the terms hereof, Buyer may, from time to time, submit Purchase Orders to Seller for the purchase of Facilities (not to exceed, in the aggregate, 20.95 MW in System Capacity) in accordance with the terms hereof. So long as no Buyer Default has occurred and is continuing hereunder, Seller shall promptly accept each such Purchase Order by countersigning and returning it to Buyer; provided that the failure of Seller to countersign or return to Buyer a Purchase Order shall not invalidate such Purchase Order and Seller shall be obligated to deliver the Bloom Systems comprising such Facility under such Purchase Order as contemplated by this Agreement.

(b) Each Purchase Order shall specify, among other details required by the terms thereof, (i) the aggregate System Capacity of Bloom Systems ordered, (ii) the Sites to which such Facility(ies) shall be delivered, (iii) the aggregate System Capacity to be delivered to each Site and (iv) the requested Physical Delivery Date for the Bloom Systems.

Section 2.2 Payment of Purchase Price. For each Facility for which Buyer has submitted a Purchase Order:

(a) Seller shall invoice Buyer for payment of the Purchase Price for such Facility as follows:

(i) upon [***] of all applicable Bloom Systems, [***] of the Purchase Price for such Facility plus 100% of the Taxes to be paid by Buyer pursuant to 2.2(c) for such Facility; and

(ii) upon Commencement of Operations for the Facility, [***] of the Purchase Price for such Facility.

(b) Each invoice shall include the following information for each applicable Facility:

(i) the Site on which the Facility is installed or will be installed;

(ii) the serial number and System Capacity of each Bloom System comprising such Facility, and purchase order number;

(iii) the Purchase Price, including details of (x) all amounts previously paid towards or credited against the Purchase Price, and (y) all amounts remaining due and payable on the Purchase Price;

(iv) the Physical Delivery Date or expected Physical Delivery Date, as applicable;

(v) the date of Delivery or expected date of Delivery, as applicable;

(vi) for each invoice provided upon Commencement of Operations for a Facility, a copy of the written certification by the Independent Engineer for that Facility as required by paragraph (g) of the definition of ‘Commencement of Operations’; and

(vii) such other information as Buyer may reasonably request.

(c) Buyer shall pay all state and local sales, use or other transfer Taxes required to be paid by Buyer and attributable to the transfer of the Facility to Buyer, except that Seller shall be responsible for and pay any Taxes arising as a result of any components of such Facility or any Facility being acquired from a source outside of the United States.

(d) Payments of the portion of the Purchase Price set forth in Section 2.2(a)(i) for a Facility shall be payable on the date of receipt by Buyer of an invoice pursuant to Section 2.2(a)(i) with respect to such Facility and must be paid no later than the date that is five (5) Business Days following both (i) the first Funding Date for such Facility following [***] comprising such Facility, and (ii) the date of certification in writing to Buyer that on the date of Physical Delivery, of such Bloom Systems, the Facility Purchase Conditions were true and correct. If a PPA is terminated by a PPA Customer with respect to one or more Facilities prior to the date such Facilities have achieved Commencement

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of Operations, then Seller shall repurchase the Facilities from the Buyer on an AS IS basis by refunding (x) to Holdco the portion of the Purchase Price paid by Investor, which amount shall not exceed the percentage of the Purchase Price of the applicable Facilities paid by Investor for such Facilities and (y) to Buyer the portion of the Purchase Price paid by Bloom Member, which amount shall not exceed the percentage of the Purchase Price of the applicable Facilities paid by Bloom Member for such Facilities, in which case Seller shall promptly remove such Facilities from the applicable Site and take title to such Facilities upon payment of such refund amount, and the applicable Bloom Systems shall no longer constitute a portion of the Portfolio. If a Facility is repurchased by Seller pursuant to this Section 2.2(d), Seller shall at its sole cost and expense remove the applicable Bloom Systems and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease.

(e) Final payments of the Purchase Price set forth in Section 2.2(a)(ii) shall be payable on the date of receipt by Buyer of an invoice pursuant to Section 2.2(a)(ii) with respect to a Facility and must be paid no later than the date that is [***] Business Days following the latest of (i) the next Funding Date following the receipt by Buyer of an invoice pursuant to Section 2.2(a)(ii) with respect to such Facility, (ii) the date of funding of the portion of the final payment of the Purchase Price set forth in Section 2.2(a)(ii) that is to be funded under the Loan Agreement with respect to such Facility and (iii) the date of certification to Buyer that Commencement of Operations of the Facility has occurred.

(f) If Buyer defaults in any payment when due for any Facility (other than with respect to amounts being disputed in good faith), Seller may, on not less than [***] Business Days prior notice to Buyer, at its option and without prejudice to its other remedies, (i) suspend performance of its obligations hereunder for such Facility, or defer delivery of such Facility to Buyer and (ii) require that (until all such outstanding payment defaults have been cured) the payment of the portion of the Purchase Price for future Facilities required under Section 2.2(a)(ii) above be made immediately prior to the delivery of the applicable Bloom Systems, but Seller shall not be able to otherwise suspend performance of its obligations hereunder for other Facilities for which no such default exists.

(g) Seller shall promptly pay all subcontractors working on the Facilities delivered and installed under this Agreement (including, for clarification, subcontractors working off-Site), and shall, at the time of each payment made to any such subcontractor, obtain a partial or final lien waiver, as applicable, in a form approved by Buyer, and promptly provide Buyer with a copy of each such lien waiver. Seller shall discharge any Liens by such subcontractors within [***] days of receiving notice thereof. Seller shall release all Liens in favor of Seller on’ each Facility upon final payment of the Purchase Price for such Facility. Upon the failure of Seller to discharge a Lien required to be discharged under this Section 2.2, or else promptly to provide a bond in an amount and from a surety acceptable to Buyer to protect against such Lien, in each case, within [***] days after Seller is aware of the existence thereof, Buyer may, but shall not be obligated to, pay, discharge or obtain a bond or security for such Lien and, upon such payment, discharge or posting of security therefor, shall be entitled immediately to recover from Seller the amount thereof, together with all reasonable and necessary expenses actually

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incurred by Buyer in connection with such payment or discharge, or to set off all such amounts against any amounts owed by Buyer to Seller hereunder. After receipt of the portion of the Purchase Price for each Facility as provided in Section 2.2(a)(i), Seller will issue a statement of the balance of the Purchase Price for such Facility, being the amount which, once paid to Seller, will cause Seller to release its lien on the Facility. Seller hereby agrees that third parties, such as, without limitation, Buyer’s Lender, may rely on each such statement.

(h) Notwithstanding the foregoing in this Section 2.2 or any other provision of this Agreement to the contrary, if Buyer (a) admits in writing its inability to pay its debts generally as they become due; (b) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; (c) makes an assignment for the benefit of creditors; (d) consents to the appointment of a receiver of the whole or any substantial part of its assets; (e) has a petition in bankruptcy filed against it, and such petition is not dismissed within [***] days after the filing thereof; or if (f) a court of competent jurisdiction enters an order, judgment, or decree appointing a receiver of the whole or any substantial part of Buyer’s assets, and such order, judgment or decree is not vacated or set aside or stayed within [***] days from the date of entry thereof; or (g) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Buyer’s assets and such custody or control is not terminated or stayed within [***] days from the date of assumption of such custody or control, then Seller shall have no obligation to deliver any Facility hereunder, or if Physical Delivery for the Bloom Systems comprising a Facility has already occurred, Seller shall have the right to require immediate payment of any amount due under Section 2.2(a)(i) and the right to require that the final payment of the Purchase Price for such Facility be made promptly (but no earlier than Commencement of Operations of such Facility).

(i) With respect to any payment due from one party to the other pursuant to this Agreement, unless being contested in good faith, interest shall accrue daily at the lesser of a monthly rate of [***] or the highest rate permissible by law on the unpaid balance.

Section 2.3 Purchase and Sale of Facilities. Upon the “Delivery Date” for a Facility as provided in the invoice described in Section 2.2(a)(i) above, which date in any case may not be earlier than when Physical Delivery of all Bloom Systems comprising such Facility occurs, nor any later than the date for which the Facility Purchase Conditions for the Facility are and remain true and correct, (1) Seller shall have sold, assigned, conveyed, transferred and delivered to Buyer, and Buyer shall have purchased, assumed and acquired from Seller, all of Seller’s right, title and interest in and to such Facility, (ii) the sale of such Facility shall occur, and (iii) Seller shall provide Buyer with (a) a Bill of Sale evidencing the same, and (b) lien waivers from each subcontractor performing BOF Work at the applicable Site, stating that such subcontractor has been paid all amounts owed to it as of the date of the lien waiver (the foregoing being “Delivery”).

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Section 2.4 PPA Termination and Re-Purchase of Facilities.

(a) Subject to Section 12.7(b), in the event that (i) a PPA Customer terminates a PPA with respect to a Facility prior to its expiration, (ii) the applicable PPA Customer pays Buyer the termination value due under the applicable PPA, and (iii) Buyer has paid all amounts owed by it to Buyer’s Lender under the Loan Agreement in respect of the applicable PPA termination and Buyer’s Lender has released the applicable collateral, Buyer shall distribute such Facility to [***].

(b) In the event that a PPA Customer terminates a PPA with respect to a Facility prior to its expiration and the applicable PPA Customer pays Buyer the termination value due under the applicable PPA, Buyer shall reimburse Seller for any costs or expenses incurred in connection with the removal of the Bloom Systems.

ARTICLE III.

DELIVERY AND INSTALLATION OF

BLOOM SYSTEMS AND BALANCE OF FACILITIES

Section 3.1 Access to Site. Seller shall be responsible for ascertainment of the suitability of the Sites, the environment around the Sites, the Sites’ soil condition and other ground conditions for construction of the Facilities. As between Seller and Buyer, Seller shall be solely responsible for all Site Preparation Services at Seller’s cost. Seller, as administrator for Buyer pursuant to the Administrative Services Agreement, shall provide access to the Sites to permit Seller to deliver and install each Bloom System and the BOF to the Sites and to connect the applicable Facility to the distribution and transmission facilities of the Transmitting Utility, as applicable. If a PPA Customer requires a change in the location of a Site from that specified in a Purchase Order, (a) Buyer shall submit a written notice to Seller setting forth the details of such location change, (b) the Seller shall administer and perform the Site Preparation Services as required for that changed location to the extent required and in accordance with the relevant PPA and (c) to the extent that such PPA Customer pays to Buyer an amount under the applicable PPA in connection with such required change in the location of a Site, Buyer shall pay the same to Seller promptly upon receipt from such PPA Customer, except that Buyer shall retain the portion of such amount equaling any applicable Relocation Revenue Loss (as defined in the applicable PPA). If a PPA Customer requires changes in the installation of a Bloom System such that the PPA Customer owes the Buyer change fees pursuant to the applicable PPA, Buyer shall pay the same to Seller promptly upon receipt from such PPA Customer.

Section 3.2 Physical Delivery of Bloom Systems.

(a) Physical Delivery of each Bloom System shall occur no more than [***] days after the issuance of the applicable Purchase Order.

(b) Physical Delivery of each Bloom System shall be DDP (Incoterms 2010) to its Site, in accordance with the California Uniform Commercial Code then in effect. Title to each Bloom System shall pass to Buyer upon Seller’s Delivery of such Bloom System, and such title shall be good and marketable and free of all Liens, except for Permitted Liens. From and after Seller’s Delivery of each Bloom System to Buyer all risk of loss or damage to such Bloom System shall be borne by Buyer.

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(c) [***]

(d) To the extent any Facility has not achieved Commencement of Operations within the earlier of (i) [***] months of the payment of the portion of Purchase Price set forth in Section 2.2(a)(i) for the final Bloom System to be incorporated into such Facility and (ii) the Funding Date Deadline, then Buyer shall have the ongoing right for the period from the end of that six-month period until the earlier of the date that such Facility has achieved Commencement of Operations and [***] days after the end of that [***] to elect that such Facility be removed from its Site and delivered to Seller at Seller’s expense in an AS IS condition and that Seller promptly (but in no event later than [***] days thereafter) (i) refund (x) to Holdco the portion of the Purchase Price paid by Investor, which amount shall not exceed the percentage of the Purchase Price of the applicable Facilities paid by Investor for such Facilities and (y) to Buyer the portion of the Purchase Price paid by Bloom Member, which amount shall not exceed the percentage of the Purchase Price of the applicable Facilities paid by Bloom Member for such Facilities, at which time title and risk of loss with respect to such Facility shall pass back to Seller, and (ii) restore that portion of the Site which was improved to accept the installation of such removed Facility.

Section 3.3 Delivery of Balance of Facility; Installation of Bloom Systems.

(a) Seller shall be responsible for engineering, procuring, constructing, installing and commissioning the BOF, and Seller shall cause each Facility to achieve Commencement of Operations without any compensation or reimbursement by Buyer, other than the Purchase Price under this Agreement, in accordance with the following (collectively, the “BOF Work”):

(i) Seller shall perform and complete all BOF Work in accordance and consistent with the Performance Standards;

(ii) Seller shall cause to be performed any and all studies, reports and applications (in the name of Buyer, if Seller is an Affiliate of Buyer) that are necessary for interconnection to the distribution and transmission facilities of the Transmitting Utility;

(iii) Seller shall perform the BOF Work and act at all times as an independent contractor. Seller shall at all times maintain such supervision, direction and control over

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its employees, agents, subcontractors and representatives as is consistent with and necessary to preserve its independent contractor status. Seller is permitted to enter into contracts or otherwise hire one or more subcontractors to perform the Seller’s work on its behalf. Each subcontractor must be a reputable, qualified firm with an established record of successful performance in its trade, and shall obtain and maintain such insurance coverages having such terms as set forth in Annex B. Seller shall not be relieved from its obligation to provide the BOF Work if a subcontractor agrees to provide any or all of such BOF Work. No subcontractor is intended to be or will be deemed a third-party beneficiary of this Agreement. Nothing contained herein shall create any contractual relationship between any subcontractor and Buyer or obligate Buyer to pay or cause the payment of any amounts to any subcontractor, including any payment due to any third party. Seller shall not permit any subcontractor to assert any Lien against any Facility or Bloom System, or attach any Lien other than a Permitted Lien. None of Seller’s employees, subcontractors or any such subcontractor’s employees will be or will be considered to be employees of Buyer. Seller shall be fully responsible to Buyer for the acts and omissions of each such employee or subcontractor. Seller will be fully responsible for the payment of all wages, salaries, benefits and other compensation to its employees and for payment of any Taxes due because of the BOF Work;

(iv) Seller shall, and shall cause each of its subcontractors to, install the Bloom Systems and the BOF at each Site using items that are new, and undamaged at the time of such use or installation;

(v) Seller shall install, test, and cause the Commencement of Operations with respect to each Facility as provided in Section 3.4;

(vi) Seller shall pay all amounts owed to its subcontractors and vendors in connection with the performance of the BOF Work on a timely basis and shall hold Buyer harmless against any claims asserted by such subcontractors and vendors;

(vii) Seller shall obtain and maintain, or cause to be obtained and maintained (where required, in the name of the Buyer or each PPA Customer, as the case may be), all Permits necessary to design, install, commission, construct, occupy, and operate each Facility and each Site; and

(viii) Seller shall cause BOF Work to be completed in a good and workmanlike manner and in accordance with the Performance Standards, free and clear of all Liens other than Permitted Liens. The BOF Work shall not be considered complete until Seller shall have procured the issuance of the Independent Engineer’s certificate in the form of Exhibit F hereto.

(b) Title and risk of loss to each component of such BOF Work for the Site which is not performed and provided on assets owned by a relevant PPA Customer or relevant Transmitting Utility shall pass to Buyer upon the later of the Physical Delivery Date of the first Bloom System at the Site and the date such component is installed as part of the Facility at the Site. For the avoidance of doubt, the passage of title and risk of loss with respect to each Facility shall have passed to Buyer prior to such Facility being Placed in Service. From and after the Commencement of Operations of the Facility of which particular BOF Work is a part, all risk of loss or damage to such BOF Work which is owned by Buyer shall be borne by Buyer.

Section 3.4 Commissioning; Commencement of Operations.

(a) Upon the occurrence of the Physical Delivery for a Bloom System, Seller shall promptly perform the following, at Seller’s sole cost:

(i) Seller shall provide installation, inspection, commissioning and start-up for each Bloom System and the BOF at the applicable Site in accordance with the installation manuals provided for such Bloom System and the applicable Site Lease, and in conformance with Prudent Electrical Practices. Without limitation of the foregoing, each Facility will be connected by the Seller to the natural gas source, water source and SCADA at the applicable Site and to the applicable Facility’s Electrical Interconnection Facilities;

(ii) Prior to Commencement of Operations of each Facility, Seller shall, upon reasonable notice to the Independent Engineer and the Buyer, perform an acceptance test as is required and approved by the Independent Engineer (but not less stringent than the testing applied to its fuel cell power generating systems for any other major customer of Seller) of each Bloom System incorporated into such Facility and the applicable BOF in the presence of the Independent Engineer (if so required by the Independent Engineer) and the Buyer (if Buyer elects to attend), and such Bloom Systems and applicable BOF shall have passed such test as witnessed by the Independent Engineer (if so required by the Independent Engineer);

(iii) Seller shall cause Commencement of Operations for such Facility to occur. Seller shall promptly certify in writing to Buyer when each Facility achieves Commencement of Operations;

(iv) Seller will provide to Buyer, prior to the Commencement of Operations, a single line diagram of the Facility installation, electronic system manuals, copies of all relevant design documents, and printed system manuals, in each case relating to such Facility (in paper copy and electronic format). Seller shall deliver to Buyer any other documentation necessary to establish placement in service for purposes of section 48 of the Code;

(v) Until Commencement of Operations of the Facility, Seller shall be responsible for providing physical security of such Facility; and

(vi) If requested by Buyer, Seller shall provide operator training and associated training materials to personnel of Buyer sufficient to instruct Buyer on operation of such Facility in conformance with Prudent Electrical Practices.

(b) Seller’s services under this Section 3.4 shall be fully comprehensive of all services, labor, and equipment necessary to complete installation of a fully commissioned and operating Facility in accordance with this Agreement, the applicable PPA, the applicable Interconnection Agreement, and the applicable Site Lease.

(c) Seller shall be responsible, at its sole cost and expense, for maintaining and complying with all Permits required to perform its services under this Agreement and Buyer agrees to cooperate with and assist Seller in obtaining such Permits.

Section 3.5 Insurance. Seller shall maintain, on Buyer’s behalf, the insurance described in Annex B with respect to each Facility until the end of the Warranty Period with respect to such Facility.

Section 3.6 Disposal; Right of First Refusal.

(a) In the event that Buyer decides to scrap, abandon or otherwise dispose of any Bloom System, Buyer shall notify Seller and Seller shall have the right but not the obligation to obtain title to the Bloom System and remove the Bloom System at Seller’s cost; provided, however, that Seller will not be responsible for remediation of the Site in which the Bloom System was located.

(b) Except as set forth in Section 2.4, in the event that Buyer desires to sell or otherwise transfer title to any Bloom System to a transferee other than a PPA Customer pursuant to a PPA or to Buyer’s Lender or its designee (or any assignee of (or purchaser in foreclosure from) Buyer’s Lender) in connection with Buyer’s Lender’s exercise of its security interest in such Bloom System, Buyer shall notify Seller and Seller shall have the right of first refusal to purchase or acquire the Bloom System on the same terms and conditions of such sale. In the event that Seller exercises such right of first refusal, Seller shall, promptly following payment of the purchase price of such Bloom System, remove the Bloom System at Seller’s cost, including the remediation of the Site in which the Bloom System was located in accordance with the terms of the applicable Site Lease.

Section 3.7 Buyer’s Lender. Seller shall furnish Buyer’s Lender such certifications regarding its actions under this ARTICLE III as Buyer’s Lender shall reasonably request and shall otherwise cooperate with Buyer’s Lender.

Section 3.8 Access; Cooperation. Seller shall provide to Buyer such other information that is in the possession of Seller or its Affiliates or is reasonably available to Seller regarding the permitting, engineering, construction, or operations of Seller, its subcontractors or the Facilities, and other data concerning Seller, its subcontractors or the Facilities that Buyer may, from time to time, reasonably request in writing, subject to Seller’s obligations of confidentiality to third parties with respect to such information.

Section 3.9 Performance Standards. For the purpose of this Agreement, Seller shall perform under this Agreement in accordance and consistent with each of the following (unless the context requires otherwise): (A) plans and specifications subject to Permits under applicable law and applicable to each Facility; (B) the manufacturer’s recommendations with respect to all equipment and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the manufacturer, provided they are consistent with generally accepted practices in the fuel cell industry; (C) the requirements of all applicable insurance policies; (D) preserving all rights to any incentive payments, warranties, indemnities or other rights or remedies, and enforcing or assisting with the enforcement of the applicable warranties, making or assisting in making all claims with respect to all insurance policies; (E) all Legal Requirements and Permits/Governmental Approvals; (F) any applicable provisions of the Site Leases, including any landlord rules and regulations; (G) Prudent Electrical Practices; and (H) the relevant provisions of each Interconnection Agreement, and each PPA (collectively, the “Performance Standards”); provided, however, that meeting the Performance Standards shall not relieve Seller of its other obligations under this Agreement.

Section 3.10 Appointment of Independent Engineer. For the purposes of this ARTICLE III, Seller and the Buyer will appoint the Independent Engineer effective as from the Agreement Date. The Independent Engineer may be replaced upon the mutual agreement of Seller and Buyer at any time. The Independent Engineer shall act as independent engineer, reviewer, and certifier as contemplated in this Agreement. The Independent Engineer’s duties will include a duty of care to the Buyer’s Lender. The Independent Engineer will, among other things, witness the commissioning and testing of each Bloom System and the BOF Work pursuant to this ARTICLE III (the “Independent Engineer”). All fees and costs payable in respect of the Independent Engineer (including those incurred in making such appointment) shall be borne by Seller.

ARTICLE IV.

FACILITY SERVICES

Section 4.1 In General. During the Warranty Period, Seller shall service each Facility so that the Portfolio meets the Warranty Specifications and so that the BOF will not cause the Portfolio to fail to perform in accordance with the Warranty Specifications, as more fully set forth in ARTICLE V (such services, collectively, the “Facility Services”). The Facilities covered under this Agreement are set forth in Exhibit C hereto. As each Facility installed pursuant to this Agreement achieves Commencement of Operations Seller shall update Exhibit C to include such Facility; provided, that the Parties rights and obligations under this Agreement shall be deemed to apply to each such Facility irrespective of Seller’s failure to update such Exhibit C.

Section 4.2 Operation and Maintenance Services. Seller is hereby granted the right and authority (and, to the extent necessary to carry out its functions hereunder, a limited power of attorney) and agrees, for the benefit of Buyer, to operate safely and reliably each Facility and to maintain during the Warranty Period in accordance with the terms of this Agreement each such Facility in good condition and repair in accordance with the Warranty Specifications, Performance Standards and Prudent Electrical Practices. During the Warranty Period, the specific responsibilities of Seller under this Agreement shall include the following:

(a) Facility Operations. Seller shall ensure that all Facility components are operated and maintained safely and in a manner designed to meet the Warranty Specifications and Performance Standards and as required under this Agreement.

(b) Facility Maintenance. Seller shall perform, or cause to be performed, all scheduled and unscheduled maintenance required on the Facilities in order to meet the Warranty Specifications and Performance Standards. In that regard, Seller’s responsibilities hereunder shall include, without limitation, promptly correcting any Bloom System or BOF malfunctions, either by (i) recalibrating or resetting the malfunctioning Bloom System or BOF, or (ii) subject to Section 5.7(b), repairing or replacing Bloom System or BOF components which are defective, damaged, worn or otherwise in need of repair or replacement.

(c) Repair and Replacement of Power Modules. Seller shall repair or replace the power modules included in each Facility as necessary to ensure that such Facility satisfies the Capacity Warranty and the Efficiency Warranty as set forth herein. Buyer agrees that Seller may replace such power modules with power modules of a different model provided that such replacement model has been subjected to inspections and tests performed by Seller in coordination with the Independent Engineer (or another independent engineer mutually selected by Seller and Buyer, who both Buyer and Seller have reasonably determined to be capable of performing such inspections and testing) which indicate that such replacement power module model is reasonably expected to perform at least as well as the model it replaces. Notwithstanding the foregoing, Seller represents to Buyer that it reasonably expects that any repair or replacement of power modules to be made within five (5) years of the date the applicable Facility was Placed in Service will have an aggregate value of replaced parts that is less than eighty percent (80%) of the Facility’s total value (the cost of the new parts plus the value of the remaining Facility originally Placed in Service).

(d) Personnel. Seller shall ensure that all operations and maintenance functions contemplated by this Section are performed by technically competent and qualified personnel (the “Service Technicians”). Seller shall ensure that all Service Technicians: (i) participate in a maintenance training program and receive confirmation of having achieved the requisite level of proficiency for the tasks they are assigned to perform, and (ii) attend periodic “refresher” training programs to the extent Seller deems necessary, in its reasonable judgment. The Seller shall at all times retain an operations manager who shall be dedicated to the overall supervision and management of performance of the Seller’s obligations under this Agreement.

(e) Spare Parts. Seller shall establish and maintain an adequate spare parts inventory.

(f) Programs and Procedures. Prior to the date of the Commencement of Operations of the first Facility, Seller shall have adopted and implemented programs and procedures intended to ensure safe and reliable operation of the Facilities.

Section 4.3 Service Fees.

(a) Buyer shall compensate Seller for the Facility Services, on a Calendar Quarter basis, by paying Seller the “Service Fees” equal, for each Facility, to (A) the rate (in $/kW) specified in Exhibit D hereto for such Facility for the applicable Calendar Quarter since the applicable Facility achieved Commencement of Operations, multiplied by (B) the aggregate System Capacity (in kW) of the Bloom Systems comprising the applicable Facility, for the applicable Calendar Quarter.

(b) Commencing on the date each Facility achieves Commencement of Operations, with respect to each quarter of such Facility’s Warranty Period, the Service Fees shall be invoiced not later than [***] Business Days prior to the first day of such quarter, and, subject to Section 4.3(c) and Section 5.4, shall be payable no later than the second (2nd)

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Business Day of such quarter. Interest shall accrue daily on the Service Fees not paid when due, at the lesser of the monthly rate of (i) [***] and (ii) the highest rate permissible by law on such unpaid balance. Seller shall be under no obligation to provide or perform services hereunder for any Facility whose Service Fee, other than a Service Fee disputed in good faith, has not been paid (or offset pursuant to Section 5.4) in full within [***] days of invoice until such date upon which the Service Fee has been paid.

(c) If Buyer disputes any amount shown in an invoice issued by Seller in accordance with Section 4.3(a): (i) Buyer must pay the undisputed portion of the invoice amount within the time prescribed by Section 4.3(a), and (ii) liability for the disputed portion of that invoice will be determined in accordance with the dispute resolution procedure set out in Section 14.5.

(d) Any disputed portion of an invoiced amount which was not paid under Section 4.3(c) and is determined as being due to Seller in accordance with the dispute resolution procedure set out in Section 14.5 must be paid by Buyer within ten (10) days of the determination of the dispute in accordance with the procedure set out in Section 14.5 plus, if it is determined in accordance with the dispute resolution procedures that the disputed portion was not disputed in good faith, interest calculated in accordance with Section 4.3(b).

Section 4.4 Remote Monitoring. For purposes of determining when repair services are necessary, Seller shall monitor and evaluate the information gathered through remote monitoring of each Facility as well as the maintenance and inspection Site visits.

Section 4.5 Permits.

(a) Seller shall be responsible, at its sole cost and expense, for maintaining and complying with all Permits required to perform the Facility Services under this Agreement, and shall promptly notify Buyer of any material challenges to the status of a Permit for a Facility, or any other material issues or anticipated material issues relating to obtaining or maintaining a Permit for a Facility.

(b) Buyer agrees to cooperate with and assist Seller in obtaining all Permits.

Section 4.6 Service Providers. Seller may appoint an unrelated third party, who is appropriately qualified, licensed, and financially responsible, to operate and maintain the Facilities throughout the Term (a “Service Provider”). Seller shall submit such appointment of any Service Provider to Buyer for its prior written approval, which approval shall not be unreasonably withheld or delayed. No such appointment nor the approval thereof by Buyer, however, shall relieve Seller of any liability, obligation, or responsibility resulting from a breach of this Agreement.

Section 4.7 Rights to Deliverables. Buyer agrees that Seller shall, except as expressly set forth herein, retain all rights, title and interest, including Intellectual Property rights, in any Training Materials provided to Buyer in connection with the services performed hereunder. “Training Materials” means any and all materials, documentation, notebooks, forms, diagrams, manuals and other written materials and tangible objects, describing how to operate and maintain the Facilities, including any corrections, improvements and enhancements which are delivered by Seller to Buyer, but excluding any data and reports delivered to Buyer.

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ARTICLE V.

WARRANTIES

Section 5.1 Facility Services Warranty. During the Warranty Period, Seller shall perform the services to the Bloom Systems and the BOF necessary for the Portfolio to perform to the Warranty Specifications (the “Facility Services Warranty”).

Section 5.2 Annual Capacity Warranty. During the Warranty Period, Seller shall determine within [***] Business Days after the end of each calendar year, whether the Portfolio has delivered to the applicable Interconnection Points the Minimum kWh during such Capacity Warranty Period (“Annual Capacity Warranty”). If such calculation indicates that the Actual kWh delivered by the Portfolio was less than the Minimum kWh during such calendar year, then Seller shall so notify Buyer in writing of the basis of its determination and Buyer may make a claim under Section 5.7 based on the average tolling rate of the applicable Fleet during the Capacity Warranty Period in order to compensate for the Buyer’s loss of revenue resulting from the failure of the Portfolio to deliver the Minimum kWh. For the purposes of avoiding double counting of any kWh shortfalls in calculating Capacity Warranty payments, a claim made in respect of the Annual Capacity Warranty for a calendar year will be reduced by the total amount paid by the Seller in respect of claims under the Quarterly Capacity Warranty for the Calendar Quarters in that calendar year. If the Seller fails to perform any Capacity Warranty calculation within the periods required by this Section 5.2, the Buyer may perform its own calculations and may make a claim under Section 5.7. An example of an Annual Capacity Warranty calculation for purposes of a Section 5.7 claim is attached as Annex C.

Section 5.3 Efficiency Warranty. During the Warranty Period, Seller shall determine for each full calendar month within [***] Business Days after the end of such month whether each Facility that has achieved Commencement of Operations has performed at the Minimum Efficiency Level (the “Efficiency Warranty”). If the Minimum Efficiency Level has not been met during such month, then Seller shall so notify Buyer in writing of the basis of its determination and Buyer may make a claim under Section 5.7. If the Seller fails to perform any Efficiency Warranty calculation within the periods required by this Section 5.3, the Buyer may perform its own calculations and may make a claim under Section 5.7.

Section 5.4 Quarterly Capacity Warranty.

(a) During the Warranty Period, Seller shall determine, on the first Business Day following the end of each Calendar Quarter, whether the Portfolio has delivered to the applicable Interconnection Points the Minimum kWh during the immediately preceding Capacity Warranty Period (the “Quarterly Capacity Warranty”). If such calculation indicates that the Actual kWh of the Portfolio was less than the Minimum kWh during such Calendar Quarter, then Seller shall (i) so notify Buyer in writing of the basis of its determination, (ii) submit a revised invoice for the subsequent quarter reflecting the offset provided for in Section 5.4(b), and (iii) make a payment to Buyer (as set forth in Section 5.4(b)) in an amount calculated as set forth on Annex C based on the average tolling rate of the applicable Fleet during the Capacity Warranty Period in order to compensate for the Buyer’s loss of revenue resulting from the failure of the Portfolio to deliver the Minimum kWh (such payment, a “Quarterly Capacity Warranty Payment”), which Quarterly Capacity Warranty Payment shall be understood to constitute liquidated damages

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pursuant to Section 13.6. If the Seller fails to perform any Capacity Warranty calculation within the periods required by this Section 5.4, the Buyer may perform its own calculations and may make a claim under this Section 5.4.

(b) Quarterly Capacity Warranty Payments owed pursuant to this Section 5.4 shall be paid as follows: first, the Service Fees owed by Buyer for a Calendar Quarter shall be offset to the extent of any Quarterly Capacity Warranty Payment arising out of the prior Calendar Quarter, and second, any remaining amount owed by Seller to Buyer after such offset shall be due and payable in cash, such payment to be paid no later than the fifth Business Day of the Calendar Quarter immediately following the Calendar Quarter with respect to which such Quarterly Capacity Warranty Payment arose. In the event that Buyer owes Seller any Services Fees after the offset of Quarterly Capacity Warranty Payments, payment of such Services Fees shall be paid within [***] days of Buyer’s receipt of the revised invoice required pursuant to Section 5.4(a)(ii).

(c) In the event that Seller is liable to Buyer for any cash payment of a Quarterly Capacity Warranty Payment following the offset provided in Section 5.4(b) and has failed to make such cash payment within [***] days of the final day of the Calendar Quarter in which the Portfolio fails to satisfy the Quarterly Capacity Warranty, Buyer may return a sufficient number of Underperforming Systems such that the remainder of the Portfolio would have satisfied such Quarterly Capacity Warranty had such returned Underperforming Systems been excluded from the calculation for such Calendar Quarter. With respect to each such returned. Underperforming System, Seller shall immediately refund to Buyer the Refund Value of such Underperforming System as liquidated damages pursuant to Section 13.6, and shall promptly remove such returned Underperforming System from the applicable Site and be deemed to have taken title to such Underperforming System, and such Underperforming System shall be deemed to no longer constitute a portion of the Portfolio. If a Bloom System will be removed pursuant to this Section 5.4(c), Seller shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease. For the avoidance of doubt, Buyer’s return of Underperforming Systems pursuant to this Section 5.4(c) shall not relieve Seller of its obligation to pay to Buyer, or decrease the amount of, the Quarterly Capacity Warranty Payment set forth in Section 5.4(a).

Section 5.5 Portfolio Warranty.

(a) Subject to Section 13.5(a), Seller warrants to Buyer that (i) each Bloom System (other than any Software) and the BOF related to each Bloom System will be free from defects in materials and workmanship at the beginning of the Warranty Period for such Bloom System and (ii) the Portfolio, including the BOF related to the Bloom System, will comply with the Warranty Specifications during the Warranty Period, and the BOF will not cause the Portfolio to fail to perform in accordance with the Warranty Specifications (collectively, the “Portfolio Warranty”).

(b) The Portfolio Warranty is not transferable to any third person, including any person who buys a Bloom System from Buyer, without Seller’s prior written consent (which

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shall not unreasonably be withheld) other than to Buyer’s Lender or its designee (or any assignee of (or purchaser in foreclosure from) Buyer’s Lender) upon transfer of the Portfolio and underlying agreements to such party due to a foreclosure proceeding on account of Buyer’s Lender’s security interest herein and, if transferred to Buyer’s Lender or its designee (or any assignee of (or purchaser in foreclosure from) Buyer’s Lender), such party may freely transfer the Portfolio Warranty.

(c) Any period of time in which the Warranty Specifications are not met shall not extend the Warranty Period.

Section 5.6 Exclusions. The Portfolio Warranty shall not cover any obligations on the part of Seller to the extent caused by or arising from (a) the Bloom Systems or BOF being affected by vandalism or other third-party’s actions or omissions occurring after Commencement of Operations (other than to the extent that Seller, Seller’s Affiliate, or a Seller subcontractor fails to properly protect the Bloom Systems and was required to do so under the Transaction Documents); (b) any failure relating to a PPA Customer’s failure to supply natural gas as required under the applicable PPA; (c) Buyer’s (as opposed to Seller, Seller’s Affiliate, the Service Provider or a subcontractor thereof) or a PPA Customer’s removal of any safety devices, (d) any conditions caused by unforeseeable movement in the environment in which the Bloom Systems are installed (provided that normal soil settlement, shifting, subsidence or cracking will not constitute ‘unforeseeable movement’), (e) accidents, abuse, neglect, improper third party testing (unless caused by Seller, Seller’s Affiliate, the Service Provider or a subcontractor thereof) or Force Majeure Events, or (f) installation, operation, repair or modification of the Bloom Systems or BOF by anyone other than Seller or Seller’s authorized agents. SELLER SHALL HAVE NO OBLIGATION UNDER THE PORTFOLIO WARRANTY AND MAKES NO REPRESENTATION AS TO BLOOM SYSTEMS OR BOF WHICH HAVE BEEN OPENED OR MODIFIED BY BUYER OR ANYONE OTHER THAN SELLER, SELLER’S AFFILIATE, THE SERVICE PROVIDER OR SUBCONTRACTOR, OR ANY OF SUCH PERSON’S REPRESENTATIVES, IN EACH CASE TO THE EXTENT OF ANY DAMAGE OR OTHER NEGATIVE CONSEQUENCE OF SUCH OPENING OR MODIFICATION.

Section 5.7 Portfolio Warranty Claims.

(a) Subject to the provisions of Section 13.5(a), if Buyer desires to make a Portfolio Warranty claim during the Warranty Period, Buyer must notify Seller of the defect or other basis for the claim in writing.

(b) In the case of a claim relating to the Efficiency Warranty, upon receipt of such notice and verification by Seller that such Efficiency Warranty is applicable, Seller or its designated subcontractor will promptly, and in all cases within [***] days, repair or replace, at Seller’s sole option and discretion, any Bloom System(s) or any portion of the BOF whose repair or replacement is required in order for the applicable Facility to perform consistent with the Efficiency Warranty. Buyer is hereby notified that refurbished parts may be used in repair or replacement activities, provided that (i) any such refurbished parts will have passed the same inspections and tests performed by Seller on its new parts of the same type before such refurbished parts are used in any repair or replacement, and (ii) Seller shall within [***] days of a written request therefor by Buyer, provide a report for any or all Bloom Systems

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purchased hereunder that lists all components that have been replaced in any individual Bloom System. If such repair or replacement of one or more Bloom Systems is not feasible (as determined at Seller’s sole option and discretion) and Seller notifies Buyer to such effect, Seller will refund to Buyer the Refund Value of such Bloom Systems (calculated as of the date of such refund), in which case Seller shall be deemed to have taken title to such Bloom System, and such Bloom System shall be deemed to no longer constitute a portion of the Portfolio. Seller shall make such determination as to the feasibility of repair or replacement as promptly as practicable, but in any event within [***] days after Seller’s receipt of notice of the claim unless the specific nature of the problem requires a longer period in which to make such determination (in which case Seller must make a determination within a reasonable time) provided such longer period for a determination does not cause any breach of a PPA or Financing Document. In the event that Seller has not completed the repair or replacement of the Bloom System within [***] days of the end of the calendar month in which Seller received notice of a claim (or within [***] days if the specific nature of the problem required a period longer than [***] days in which to determine the feasibility of repair or replacement), or repurchased the Bloom System as contemplated in this Section 5.7(b) in the time period in this Section 5.7(b) then Buyer has the right to require Seller (in which case Seller agrees) to procure return of the Bloom System(s) in question to Seller (at Seller’s cost) and Seller will refund to Buyer the Refund Value of such Bloom System, in which case Seller shall be deemed to have taken title to such Bloom Systems upon payment of the Refund Value, and such Bloom Systems shall be deemed to no longer constitute a portion of the Portfolio and shall be removed as described in the previous sentence. If it is determined that a Bloom System will be removed pursuant to this Section 5.7, Seller shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease. The rights and obligations of the Parties under this Section 5.7(b) are in addition to and separate from any other rights of Buyer under this Article 5.

(c) In the case of a claim relating to the Annual Capacity Warranty, upon receipt of such notice and verification that such Annual Capacity Warranty is applicable, Seller shall make a payment to Buyer in an amount to be calculated pursuant to Section 5.2; provided that the cumulative aggregate amount of Seller’s liability for all claims under this Section 5.7(c) shall not exceed [***] of aggregate System Capacity of all Bloom Systems in the Portfolio (the “Performance LD Cap”). For the avoidance of doubt, the cap set forth in this Section 5.7(c) does not apply where the Seller is required to repair or replace the Bloom Systems or pay the Refund Value and other amounts incurred to remove the Bloom Systems and ancillary equipment as set out in Section 5.4(c) or Section 5.7(b).

Section 5.8 Indemnification Regarding Performance Under PPAs. Without in anyway limiting and in addition to Buyer’s remedies pursuant to Section 5.2 to Section 5.7, inclusive, in the event that Buyer incurs any liability to a PPA Customer with respect to any performance guarantee, power performance shortfall or any efficiency warranty or cost excess (collectively the “PPA Warranties”), Seller shall indemnify and hold Buyer harmless for any such liability, costs and expenses incurred by Buyer pursuant to such PPA Warranties. Without in anyway limiting and in addition to the foregoing, in the event that the failure of any Bloom System(s) to

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comply with any PPA Warranty causes the termination of a PPA (in whole or in part), then (a) Buyer may return the applicable Bloom System(s) to Seller and Seller will refund to Buyer the Refund Value of such Bloom Systems, in which case Seller shall be deemed to have taken title to such Bloom Systems, and such Bloom System shall be deemed to no longer constitute a portion of the Portfolio, and (b) Seller shall indemnify and hold Buyer harmless for any amount the Buyer is liable to a PPA Customer in connection with such termination. If it is determined that a Bloom System will be removed pursuant to this Section 5.8, Seller shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease. For the avoidance of doubt, claims, credits, reimbursements and any other payments made under this Section 5.8 are not subject to the cap set forth in Section 5.7(c) with respect to claims relating to the Annual Capacity Warranty and shall not count against such cap. Seller shall make any payment owed to Buyer in respect of the PPA Warranties under this Section 5.8 prior to or concurrently with Buyer’s corresponding payment to the PPA Customer.

Section 5.9 Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE VIII, THIS ARTICLE V AND THE OTHER TRANSACTION DOCUMENTS, THE FACILITIES ARE TRANSFERRED “AS IS, WHERE IS”, AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE FACILITIES, VALUE OR QUALITY OF THE FACILITIES OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE FACILITIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE VIII, THIS ARTICLE V AND THE OTHER TRANSACTION DOCUMENTS, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE FACILITIES, OR ANY PART THEREOF. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE FACILITIES.

Section 5.10 Title. Title to all replacement items, parts, materials and equipment supplied under or pursuant to this Agreement to Buyer shall transfer to Buyer upon installation or inclusion in a Facility.

Section 5.11 Covenants Relating to Refund Value.

(a) If the Refund Value in respect of a Facility is payable pursuant to this Agreement, then, in addition to paying the Refund Value in respect of such Facility, Seller shall also pay to Buyer the then-applicable Refund Value Adder in respect of such Facility.

(b) If the Refund Value in respect of a Facility is payable pursuant to this Agreement at any time during the initial term of the PPA applicable to such Facility, then for a period of ten (10) years following the date that such Refund Value is paid, neither Seller nor any of its Affiliates may install a Facility at the same PPA Customer location, unless (a) the Class A

Member is an investor in the entity that owns such newly installed Facility, (b) Seller obtains the prior consent of the Class A Member or (c) Seller provided the Class A Member with the opportunity to participate as an investor in the entity that owns such newly installed Facility and the Class A Member declined to participate in such investment; provided that, with respect to clause (c), the terms that were offered to the Class A Member were not materially different than those ultimately agreed to with the investor in the entity that owns such newly installed Facility.

Section 5.12 Covenants Relating to the Policy. Seller shall not knowingly take (or fail to take) any action that could reasonably be expected to cause any breach or termination of the Policy.

ARTICLE VI.

RECORDS

Section 6.1 Record-Keeping Documentation.

(a) Seller shall ensure that operation, service and maintenance records concerning Seller’s activities hereunder are properly created and maintained at all times. Such records shall include, but not be limited to, the following:

(i) a separate “Maintenance Specification Log” for each Facility in a paper or electronic format (with entries made for each inspection, including any discrepancies found during such inspection), a copy of which shall be submitted, in paper or electronic format, to Buyer along with the corresponding Annual Reports;

(ii) a Site service report completed in respect of each inspection, repair, replacement, service or other activity or observation made by Seller in connection with its responsibilities hereunder, detailing the nature of the problems with a Facility detected and the specifics of the problem resolution and submitted to Buyer within [***] Business Days of the date when such problem is resolved or within [***] Business Days of a routine inspection or service;

(iii) an annual report submitted to Buyer within [***] Business Days after the end of each calendar year (“Annual Report”) containing sufficient information, detail and documentation as may be reasonably requested by Buyer relating to the operating performance of the Facility for the preceding calendar year; and

(iv) any other records, reports, or other documentation required to be delivered by Buyer to Buyer’s Lender pursuant to any agreement to which both such entities are a party or that are reasonably requested by Buyer.

(b) All such records required to be created and maintained pursuant to Section 6.1(a) shall be kept available at the Seller’s office and made available for the Buyer’s inspection upon request at all reasonable times. Any documentation prepared by Seller during the Term for the purposes of this Agreement shall be directly prepared for Buyer’s benefit and immediately become Buyer’s property. Any such documentation shall be stored by Seller on behalf of Buyer until its final delivery to Buyer. Seller may retain a copy of all records related to each Facility for future analysis.

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Section 6.2 Reports; Other Information. Without in any way limiting Seller’s other reporting, notification, and other similar obligations under this Agreement, during the Warranty Period, Seller shall furnish to Buyer the following reports, notices, and other information regarding the Bloom Systems:

(a) Promptly upon Seller’s knowledge of the occurrence of any damage to any Facility or Site, notice of such damage in reasonable detail; and

(b) Any information Buyer may reasonably request in connection with any claim filed by Buyer under any insurance maintained with respect to the Facilities, and any information such insurance providers may reasonably request in connection with such claim.

ARTICLE VII.

DATA ACCESS

Section 7.1 Access to Data and Meters. Throughout the Term, and thereafter to the extent relevant to calculations necessary for periods prior to the end of the Term and subject to any confidentiality obligation owed to any third party and/or any restrictions on the disclosure of information which may be subject to intellectual property rights restricting disclosure:

(a) Buyer shall grant Seller access to all data relating to the electricity production of each Facility, it being understood that it is Seller’s responsibility to determine the performance of the Facility, and any other calculations as required under this Agreement, and that it is Buyer’s responsibility to handle all accounting and invoicing activities;

(b) Buyer shall allow Seller access to all data from all Facility Meters; and

(c) Seller shall be entitled to use the foregoing data for its internal purposes and make such data available to third parties for analysis.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 8.1 Representations and Warranties as to Seller. Seller represents and warrants to Buyer as of the Agreement Date and as of each Delivery Date as follows:

(a) Incorporation; Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its business as currently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Bloom Systems being sold under this Agreement.

(b) Authority. Seller has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of the Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Seller and the Transaction Documents to which Seller is a party have been duly and validly executed and delivered by Seller. Each of the Transaction Documents to which Seller is a party constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Consents and Approvals; No Violation. Neither the execution, delivery and performance of the Transaction Documents to which Seller is a party nor the consummation by Seller of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Seller, (ii) with or without the giving of notice or lapse of time or both, conflict with, result in any violation or breach of, constitute a default under, result in any right to accelerate, result in the creation of any Lien on Seller’s assets, or create any right of termination under the conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Seller is a party or by which it, or any material part of its assets may be bound, in each case that would individually or in the aggregate result in a material adverse effect on the Seller or its ability to perform its obligations hereunder or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Seller, which violations, individually or in the aggregate, would result in a material adverse effect on the Seller or its ability to perform its obligations hereunder.

(d) Legal Proceedings. There are no pending or, to Seller’s knowledge, threatened claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against Seller that challenge the enforceability of the Transaction Documents to which Seller is a party or the ability of Seller to consummate the transactions contemplated hereby or thereby, in each case, that could reasonably be expected to result in a material adverse effect on Seller or its ability to perform its obligations hereunder.

(e) U.S. Person. Seller is not a “foreign person” within the meaning of Section 1445(b)(2) of the Code and has provided a Certificate of Non-Foreign Status in the form and substance required by Section 1445 of the Code and the regulations thereunder.

(f) Purchase Price of Facility. The Purchase Price paid for each Facility in accordance with Section 2.2 is an amount that is equal to the Fair Market Value of each Facility, as determined on an arms-length basis.

Section 8.2 Representations and Warranties as to Bloom Systems. Seller represents and warrants to Buyer as of the Physical Delivery Date for each Bloom System solely with respect to such Bloom System, as follows: Seller has good title to each Bloom System and each such Bloom System is free and clear of all Liens other than Permitted Liens. Neither Seller nor any of its subcontractors have placed any Liens on the Sites or the Facilities other than Permitted Liens. To the extent that Seller has actual knowledge that any of its subcontractors has placed any Lien on a Bloom System, Facility, or Site, then Seller shall cause such Liens to be discharged, or shall provide a bond in an amount and from a surety acceptable to Buyer to protect against such Lien, in each case, within [***] days after Seller is aware of the existence thereof. Seller shall indemnify Buyer and Buyer’s Lender against any such lien claim, provided that if the applicable Site Lease requires additional or more stringent action, Seller shall also indemnify Buyer and Buyer’s Lender for the costs and expenses of such actions.

ARTICLE IX.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the Agreement Date and as of each Delivery Date, as follows with respect to Buyer:

Section 9.1 Organization. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its business as currently conducted.

Section 9.2 Authority. Buyer has full limited liability company power and authority to execute and deliver the Transaction Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action required on the part of Buyer and the Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each of the Transaction Documents to which Buyer is a party constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 9.3 Consents and Approvals; No Violation. Neither the execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party nor the consummation by Buyer of the transactions contemplated thereby will (a) conflict with or result in any breach of any provision of the Certificate of Formation or the limited liability company agreement of Buyer, or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer is a party or by which any of its assets are bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (c) constitute violations of any law, regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would result in a material adverse effect on Buyer or its ability to perform its obligations hereunder.

Section 9.4 Legal Proceedings. There are no pending or, to Buyer’s knowledge, threatened claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or

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against Buyer that challenges the enforceability the Transaction Documents to which Buyer is a party or the ability of Buyer to consummate the transactions contemplated thereby, in each case, that could reasonably be expected to result in a material adverse effect on Buyer or its ability to perform its obligations hereunder.

ARTICLE X.

CONFIDENTIALITY

Section 10.1 Confidential Information. Subject to the other terms of this ARTICLE X the Parties shall, and shall cause their Affiliates and their respective stockholders, members, subsidiaries and Representatives to, hold confidential all information they may have or obtain concerning the Seller and the Buyer and their respective assets, business, operations or prospects or this Agreement (the “Confidential Information”), including all materials and information furnished by Seller in performance of this Agreement, regardless of form conveyed or whether financial or technical in nature, including any trade secrets and proprietary know how and Software whether such information bears a marking indicating that they are proprietary or confidential or not; provided, however, that Confidential Information shall not include information that (x) is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Party or any of its Representatives, (y) is or becomes available to a Party or any of its Representatives on a nonconfidential basis from a source other than the other Party or its Representatives, provided that such source was not and is not bound by any contractual, legal or fiduciary obligation of confidentiality with respect to such information or (z) was or is independently developed or conceived by a Party or its Representatives without reference to the Confidential Information of the other Party.

Section 10.2 Restricted Access.

(a) Buyer agrees that the Facilities themselves contain Seller’s valuable trade secrets. Buyer agrees (i) to restrict the use of such information to matters relating to the Facilities, and (ii) to restrict access to such information as provided in Section 10.3(b).

(b) Seller’s Confidential Information will not be reproduced without Seller’s prior written consent, and following termination of this Agreement all copies of such written information will be returned to Seller upon written request (not to be made while materials are still of use to the operation of a Facility and no Buyer Default has occurred and is continuing), unless otherwise agreed by the Parties. Buyer’s Confidential Information will not be reproduced by Seller without Buyer’s prior written consent, and following termination of this Agreement all copies of such written information will be returned to Buyer upon written request or shall be certified by Seller as having been destroyed.

(c) Subject to ARTICLE XI and Section 10.2(a) and (b) hereof, the Facilities are offered for sale and are sold by Seller subject to the condition that such sale does not convey any license, expressly or by implication, to manufacture, reverse engineer, duplicate or otherwise copy or reproduce any part of the Facilities, documentation or Software without Seller’s express advance written permission. Subject to ARTICLE XI hereof, Buyer agrees not to remove the covering, not to access the interior or to reverse engineer, or cause or knowingly allow any third party to open, access the interior or reverse engineer any Facility or Software provided by Seller.

Subject to ARTICLE XI hereof, and anything contemplated pursuant to this Agreement, only Seller or its authorized representatives may open or access the interior of a Facility. Notwithstanding the foregoing or anything else herein to the contrary, and without limitation of the rights set forth in ARTICLE XI hereof, if any Facility is no longer covered by this Agreement or another agreement between Buyer and Seller (or any Affiliate of Seller) regarding the operation and maintenance of such Facility, Buyer shall be entitled to maintain, or cause a third party to maintain, such Facility, including replacing parts or components as needed or desired; provided that Buyer shall use commercially reasonable efforts to engage a third party to provide such maintenance that is not a competitor of Seller or its Affiliates and is not in litigation or other material dispute with Seller.

Section 10.3 Permitted Disclosures.

(a) Legally Compelled Disclosure. Confidential Information may be disclosed (i) as required or requested to be disclosed by a Party or any of its Affiliates or their respective stockholders, members, subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, the Financial Industry Regulatory Authority, Inc. or other regulatory authority or self-regulatory authority having jurisdiction over such Party, (ii) as required or requested by the IRS, the Department of Justice or the Office of the Inspector General in connection with a Facility, cash grant, or tax credits relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit or (iii) as required under any Interconnection Agreement. If a Party becomes compelled by legal or administrative process to disclose any Confidential Information, such Party shall, to the extent permitted by Legal Requirements, provide the other Parties with prompt notice so that the other Parties may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 10.3 with respect to the information required to be disclosed. If such protective order or other remedy is not obtained, or such other Parties waive compliance with the non-disclosure provisions of this Section 10.3 with respect to the information required to be disclosed, the first Party shall furnish only that portion of such information that it is advised, by opinion of counsel, is legally required to be furnished and shall exercise reasonable efforts, at the expense of the Party whose Confidential Information is being disclosed, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (ii) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code.

(b) Disclosure to Representatives. Notwithstanding the foregoing, and subject always to the restrictions in Section 10.2, a Party may disclose Confidential Information received by it to its and its Affiliates’ actual or potential investors or financing parties (including, for the avoidance of doubt, disclosure by Buyer to Buyer’s Lender and the Class A Member and Class B Member) and its and their employees, consultants, legal counsel or agents who have a need to know such information; provided that such Party informs each such Person who has access to the Confidential Information of the confidential nature of such Confidential Information, the terms of this Agreement, and that such terms apply to them. The Parties shall use commercially reasonable efforts to ensure that each such Person complies with the terms of this Agreement and that any Confidential Information received by such Person is kept confidential.

(c) Other Permitted Disclosures. Nothing herein shall be construed as prohibiting a Party hereunder from using such Confidential Information in connection with (i) any claim against another Party hereunder, (ii) any exercise by a Party hereunder of any of its rights hereunder, (iii) a financing or proposed financing by Seller or Buyer or their respective Affiliates; (iv) a disposition or proposed disposition by Seller or any Affiliate of Seller of all or a portion of such Person’s direct or indirect equity interest in the Buyer, (v) a disposition or proposed disposition by any direct or indirect Affiliate of Buyer of all or a portion of such Person’s equity interests in the Buyer, (vi) a disposition or proposed disposition by Buyer of any Bloom System; or (vii) any disclosure required to be made to a PPA Customer (or otherwise) under a PPA, provided that, in the case of items (iii), (iv), (v) and (vi), the potential financing party or purchaser has entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate financings or acquisitions before any such information may be disclosed and a copy of such confidentiality agreement has been provided to the non-disclosing party for informational purposes, which copy of such confidentiality agreement may contain redactions of confidential information relating to the potential financing or purchaser except as otherwise required to be disclosed pursuant to the Holdco LLC Agreement. No disclosures of Confidential Information shall be made by Buyer in exercise of its rights under this Section 10.3(c) until Seller has first had the opportunity to exercise its right to take or purchase the Bloom System in question, if applicable.

Section 10.4 Publicity. Notwithstanding the provisions of this ARTICLE X, the Parties shall consult with each other and agree in advance in connection with making public announcements regarding the transactions contemplated by the Transaction Documents.

ARTICLE XI.

LICENSE AND OWNERSHIP; SOFTWARE

Section 11.1 IP License To Use. Subject to Section 11.2, Seller grants to Buyer a limited (as described herein), non-exclusive, royalty-free, irrevocable (except as described in Article XII hereof), non-transferable (except as described herein) license to use the Intellectual Property contained in the Documentation and the Facilities purchased hereunder (collectively, “Seller’s Intellectual Property”) in conjunction with the purchase and use of each Facility in accordance with the terms hereof and each PPA and Interconnection Agreement (the “IP License”); provided, that (a) such license may be transferred to Buyer’s Lender or its designee upon transfer of the Portfolio and underlying agreements to such party due to a foreclosure proceeding, deed-in-lieu-of-foreclosure or other similar remedy on account of Buyer’s Lender’s security interest herein and, if transferred to Buyer’s Lender or its designee, such license may be further transferred by such party to any other Person who acquires the Portfolio from Buyer’s Lender or its designee, (b) such license may be transferred by Buyer to any third party Buyer is entitled to engage to maintain any Facility pursuant to Section 10.2(c), (c) such license may be transferred by Buyer to any successor or assign of Buyer permitted pursuant to Section 14.4, and (d) in the event of an voluntary or involuntary bankruptcy of Buyer, Seller hereby expressly consents to the assumption and assignment of the IP License by Buyer as necessary to allow Buyer’s continued use of each Facility in accordance with the terms hereof and each PPA and Interconnection Agreement. Seller shall retain all right, title and ownership of any and all Intellectual Property licensed by Seller hereunder. No right, title or interest in any such Intellectual Property is granted, transferred or otherwise conveyed to Buyer under this Agreement except as otherwise expressly set forth herein. Buyer shall not, except as otherwise provided herein, modify, network, rent, lease, loan, sell, distribute or create derivative works based upon the Seller’s Intellectual Property in whole or part, or cause or knowingly allow any third party to do so.

Section 11.2 Grant of Third Party Software License.

(a) Seller grants to Buyer a limited (as described herein), non-exclusive, royalty-free, irrevocable (except as described in ARTICLE XII hereof), non-transferable (except as described herein) license to use the Software (the “Software License”); provided, that (i) such license may be transferred to Buyer’s Lender or its designee upon transfer of the Portfolio and underlying agreements to such party due to a foreclosure proceeding, deed-in-lieu-of-foreclosure or other similar remedy on account of Buyer’s Lender’s security interest herein and, if transferred to Buyer’s Lender or its designee, such license may be further transferred by such party to any other Person who acquires the Portfolio from Buyer’s Lender or its designee, (ii) such license may be transferred by Buyer to any third party Buyer is entitled to engage to maintain any Facility pursuant to Section 10.2(c), and (iii) such license may be transferred by Buyer to any successor or assign of Buyer permitted pursuant to Section 14.4. No right, title or interest in any Software provided to Buyer (including all copyrights, patents, trade secrets or other intellectual or intangible property rights of any kind contained therein) is granted, transferred, or otherwise conveyed to Buyer under this Agreement except as expressly set forth herein. Buyer agrees not to reverse engineer or decompile the Software or otherwise use the Software for any purpose other than in connection with the use of the Facilities. Further, Buyer shall not modify, network, rent, lease, loan, sell, distribute or create derivative works based upon the Software in whole or part, or cause or knowingly allow any third party to do so.

(b) All data collected on the Facilities by Seller using the Software and data collected on the Facilities using Seller’s internal proprietary software are the sole property of Seller to be used by Seller in accordance with applicable law, and Seller hereby grants to Buyer a limited, non-exclusive, irrevocable (except as set forth in ARTICLE XII hereof), royalty-free license to use the data collected on the Facilities using such Software or the Seller’s internal proprietary software only for purposes of using such Facilities and administering the Transaction Documents or as required pursuant to the terms of any PPA or Interconnection Agreement, provided the provisions of ARTICLE X on confidentiality are maintained.

Section 11.3 No Software Warranty. Buyer acknowledges and agrees that the use of the Software is at Buyer’s sole risk. The Software and related documentation are provided “AS IS” and without any warranty of any kind and Seller EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 11.4 Covenant. If Seller grants, bargains, sells, conveys, mortgages, assigns, pledges, warrants or transfers any Intellectual Property or Software that is required (a) for Seller or its Affiliates to perform their respective obligations under the Transaction Documents or (b) for the continued maintenance and operation of the Facilities without a material decrease in performance of the Facilities, Seller shall cause such act or transaction to be subject to the grant of the IP License and Software License under this Agreement.

Section 11.5 Representations and Warranties. Seller represents and warrants to Buyer as of the Agreement Date and as of each Delivery Date as follows with respect to all Intellectual Property that is required (i) for Seller or its Affiliates to perform their respective obligations under the Transaction Documents, and (ii) for the continued operation of the Facilities in accordance with the Transaction Documents, the PPAs and the Interconnection Agreements without a material decrease in performance of the Facilities:

(a) Seller owns or has the right to use and to authorize Buyer to use all such Intellectual Property and Software; and

(b) Seller and its Affiliates are not infringing on any Intellectual Property of any third party with respect to the actions described in subsection (i) and (ii) of Section 11.5 and the Facilities do not infringe on any Intellectual Property of any third party.

ARTICLE XII.

EVENTS OF DEFAULT AND TERMINATION

Section 12.1 Seller Default. The occurrence at any time of any of the following events shall constitute a “Seller Default”:

(a) Failure to Pay. The failure of Seller to pay any undisputed amounts owing to Buyer on or before the day following the date on which such amounts are due and payable under the terms of this Agreement and Seller’s failure to cure each such failure within [***] Business Days after Seller receives written notice from Buyer of each such failure;

(b) Failure to Perform Other Obligations. Unless due to a Force Majeure Event, the failure of Seller to perform or cause to be performed any other material obligation required to be performed by Seller under this Agreement, or the failure of any representation and warranty set forth herein to be true and correct as and when made; provided, however, that if such failure by its nature can be cured, then Seller shall have a period of [***] days after receipt of written notice of such failure to cure the same and a Seller Default shall not be deemed to exist during such period; provided, further, that if Seller commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for [***] additional days;

(c) Failure to Remedy Injunction. The failure of Seller to remedy any injunction that prohibits Buyer’s use of any Facility as contemplated by Section 13.1 within [***] days of Seller’s receipt of written notice of Buyer being enjoined therefrom; or

(d) Bankruptcy. If Seller (i) admits in writing its inability to pay its debts generally as they become due; (ii) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; (iii) makes an assignment for the benefit of creditors; (iv) consents to the appointment of a receiver of the whole or any substantial part of its assets; (v) has a petition in bankruptcy filed against it, and such petition is not dismissed within

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[***] days after the filing thereof; or if (vi) a court of competent jurisdiction enters an order, judgment, or decree appointing a receiver of the whole or any substantial part of Seller’s assets, and such order, judgment or decree is not vacated or set aside or stayed within [***] days from the date of entry thereof; or (vii) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Seller’s assets and such custody or control is not terminated or stayed within [***] days from the date of assumption of such custody or control.

Section 12.2 Buyer Default. The occurrence at any time of the following events with respect to Buyer shall constitute a “Buyer Default”:

(a) Failure to Pay. The failure of Buyer to pay any undisputed amounts owing to Seller on or before the day following the date on which such amounts are due and payable under the terms of this Agreement and Buyer’s failure to cure each such failure within [***] Business Days after Buyer receives written notice of each such failure; or

(b) Failure to Perform Other Obligations. Unless due to a Force Majeure Event, the failure of Buyer to perform or cause to be performed any material obligation required to be performed by Buyer under this Agreement or the failure of any representation and warranty set forth herein to be true and correct as and when made; provided, however, that if such failure by its nature can be cured, then Buyer shall have a period of [***] days after receipt of written notice of such failure to cure the same and a Buyer Default shall not be deemed to exist during such period; provided, further, that if Buyer commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for [***] additional days.

Section 12.3 Buyer’s Remedies Upon Occurrence of a Seller Default. If a Seller Default has occurred under Section 12.1(d), Buyer may terminate this Agreement by written notice, and assert all rights and remedies available to Buyer under Legal Requirements subject to the limitations of liability set forth in Section 13.5. If a Seller Default has occurred under Section 12.1(a), Section 12.1(b) or Section 12.1(c), Buyer may terminate this Agreement only with respect to those Facilities for which such Seller Default has occurred by written notice, and (i) assert all rights and remedies available to Buyer under Legal Requirements subject to the limitations of liability set forth in Section 13.5, or (ii) require the Seller and, if so required, Seller shall repurchase the relevant Facility in respect of which this Agreement is being terminated from the Buyer on an AS IS basis by paying the Refund Value of any such Facility, calculated as of the date of such refund, in which case Seller shall take title to such Facility upon paying the Refund Value, and such Facility shall no longer constitute a portion of the Portfolio; provided, however, that if a Seller Default has occurred under Section 12.1(a) or Section 12.1(b) and remains uncured with respect to ten (10) or more Facilities, then Buyer may terminate this Agreement by written notice with respect to all Facilities. If a Facility will be removed pursuant to this Section 12.3, Seller shall at its sole cost and expense remove the Facility and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease.

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Section 12.4 Seller’s Remedies Upon Occurrence of a Buyer Default. If a Buyer Default has occurred Seller may terminate this Agreement only with respect to those Facilities for which a Buyer Default has occurred and remains uncured; provided that if such Buyer Default is a Buyer Default under Section 12.2(a) and has occurred and remains uncured with respect to [***] or more Facilities, then Seller may terminate this Agreement with respect to all Facilities not yet paid in full by Buyer by written notice, and assert all rights and remedies available to Seller under Legal Requirements with respect to those Facilities for which a Buyer Default has occurred, subject to the limitations of liability set forth in Section 13.5, including without limitation retaining any prior payments with respect to such Facilities and selling such Facilities to another buyer.

Section 12.5 Preservation of Rights. Termination of this Agreement shall not affect any rights or obligations as between the Parties which may have accrued prior to such termination or which expressly or by implication are intended to survive termination whether resulting from the event giving rise to termination or otherwise, including, without limitation, Article XI.

Section 12.6 Force Majeure. If either Party is rendered wholly or partially unable to perform any of its obligations under this Agreement by reason of a Force Majeure Event, that Party (the “Claiming Party”) will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided, however, that (a) the Claiming Party, within a reasonable time after the occurrence of such Force Majeure Event gives the other Party notice describing the particulars of the occurrence; (b) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event; (c) no liability of either Party for an event that arose before the occurrence of the Force Majeure Event shall be excused as a result of the Force Majeure Event; (d) the Claiming Party shall exercise commercially reasonable efforts to correct or cure the event or condition excusing performance and resume performance of all its obligations; and (e) when the Claiming Party is able to resume performance of its obligations under this Agreement, the Claiming Party shall promptly give the other Party notice to that effect and shall promptly resume performance.

Section 12.7 Termination of PPAs.

(a) In the event that a PPA is terminated with respect to a Facility, this Agreement shall be deemed terminated with respect to that Facility and any amounts payable to the Seller in respect of such Facility after the date of termination shall cease to be payable; provided, however, that any amounts payable to Seller with respect to Seller’s services performed prior to such PPA termination shall remain payable in accordance with the terms of this Agreement.

(b) In the event that the termination of this Agreement under Section 12.7(a) results from the default of Seller under this Agreement or the Administrative Services Agreement, Seller shall repurchase the relevant Facilities in respect of which this Agreement is being terminated from the Buyer on an AS IS basis by paying the Refund Value of any such Facilities, calculated as of the date of such refund, in which case Seller shall take title to such Facilities upon paying the Refund Value, and the applicable Bloom Systems shall no longer constitute a portion of the Portfolio. If a Facility will be removed pursuant to this Section 12.7, Seller shall at its sole cost and expense remove (or cause the removal of) the Facility and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent

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required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease.

ARTICLE XIII.

INDEMNIFICATION

Section 13.1 IP Indemnity.

(a) Except as expressly limited below, Seller agrees to indemnify, defend and hold Buyer, its members, and their Affiliates and their respective managers, officers, directors, employees and agents harmless from and against any and all Third Party Claims and Indemnifiable Losses (including in connection with obtaining any Intellectual Property necessary for continuation of completion, operation and maintenance of Bloom Systems purchased by Buyer from Seller), arising from or in connection with any alleged infringement, conflict, violation or misuse of any patents, copyrights, trade secrets or other third party Intellectual Property rights by Bloom Systems purchased by Buyer from Seller (or the use, operation or maintenance thereof) or the exercise of the IP License or the Software License granted pursuant to Section 11.1 and Section 11.2 hereunder. Buyer shall give Seller prompt notice of any such claims. Seller shall be entitled to participate in, and, unless in the opinion of counsel for Seller a conflict of interest between the Parties may exist with respect to such claim, assume control of the defense of such claim with counsel reasonably acceptable to the Buyer. Buyer authorizes Seller to settle or defend such claims in its sole discretion on Buyer’s behalf, without imposing any monetary or other obligation or liability on the Buyer and subject to Buyer’s participation rights set forth in this Section 13.1. Buyer shall assist Seller upon reasonable request by Seller and, at Seller’s reasonable expense, in defending any such claim. If Seller does not assume the defense of such claim, or if a conflict precludes Seller from assuming the defense, then Seller shall reimburse Buyer on a monthly basis for Buyer’s reasonable defense expenses of such claim through separate counsel of Buyer’s choice reasonably acceptable to Seller. Even if Seller assumes the defense of such claim, Buyer may, at its sole option, participate in the defense, at Buyer’s expense, without relieving Seller of any of its obligations hereunder. Should Buyer be enjoined from selling or using any Bloom System as a result of such claim, Seller will, at its sole option and discretion, either (i) procure or otherwise obtain for Buyer the right to use or sell the Bloom System; (ii) modify the Bloom System so that it becomes non-infringing but still substantially meets the original functional specifications of the Bloom System (in which event, for the avoidance of doubt, all warranties hereunder shall continue to apply unmodified); (iii) upon return of the Bloom System to Seller, as directed by Seller, provide to Buyer a non-infringing Bloom System meeting the functional specifications of the Bloom System, or (iv) when and if none of the first three options is reasonably available to Seller, authorize the return of the Bloom System to Seller and, upon receipt thereof, return to Buyer all monies paid by Buyer to Seller for the cost of the Bloom Systems and BOF, net of any monies paid by Seller to Buyer for any performance guaranties or other warranty claims; provided that Seller shall not elect the option in the preceding clause (i) without the Buyer’s written consent if such election could reasonably be expected to materially decrease Buyer’s revenues or materially increase Buyer’s operating expenses.

(b) THIS INDEMNITY SHALL NOT COVER ANY CLAIM:

(i) for Intellectual Property infringement, conflict, violation or misuse arising from or in connection with any combination made by Buyer of any Bloom System with any other product or products or modifications made by or on behalf of Buyer to any part of the Bloom System, unless such combination or modification is (A) in accordance with Seller’s specifications for the Bloom System, or (B) made by or on behalf of or at the written request of Seller where Seller has requested the specific combination or modification giving rise to the claim by Seller; or

(ii) for infringement of any Intellectual Property rights arising in whole or in part from any aspect of the Bloom System which was designed by or requested by the Buyer on a custom basis.

Section 13.2 Indemnification of Seller by Buyer. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, employees, shareholders, Affiliates and agents (each, a “Seller Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Seller Indemnitee arising out of a claim by a third party (other than a claim for Seller Indemnitee’s breach of contract) and in any way relating to, resulting from or arising out of or in connection with any Third Party Claims against a Seller Indemnitee to the extent arising out of or in connection with (a) the negligent or intentional acts or omissions of Buyer or its subcontractors, agents or employees or others under Buyer’s control (excluding any Seller Affiliate) or breach by Buyer of its obligations under the Agreement, or (b) operation of Bloom Systems by any party other than Seller or an Affiliate or subcontractor of Seller after such Bloom Systems have been purchased by Buyer pursuant to this Agreement (but subject to Seller’s warranties, covenants and indemnities under this Agreement and any other Transaction Document to which Seller is a party); provided that Buyer shall have no obligation to indemnify Seller to the extent caused by or arising out of (i) any negligence, fraud or willful misconduct of any Seller Indemnitee or the breach by Seller or any Seller Indemnitee of its covenants and warranties under this Agreement or any other Transaction Document, (ii) any operation of Bloom Systems by a party outside of Buyer’s control or direction or by a party taking such action despite Buyer’s reasonable efforts to prevent the same or (iii) any breach by Seller or its Affiliate in its capacity as the administrator under the Administrative Services Agreement or as Managing Member under the Holdco LLC Agreement.

Section 13.3 Indemnification of Buyer by Seller.

(a) Seller shall indemnify, defend and hold harmless Buyer, its members, managers, officers, directors, employees, Affiliates and agents (each, a “Buyer Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee arising out of (1) a claim by a third party (other than a claim for Buyer Indemnitee’s breach of contract) and in any way relating to, resulting from or arising out of or in connection with any Third Party Claims against a Buyer Indemnitee to the extent arising out of or in connection with the negligent or intentional acts or omissions of Seller or its subcontractors, agents or employees or others under Seller’s control (other than matters addressed separately in Section 13.1, which shall be governed by the terms thereof) or (2) a breach by Seller of its obligations under the Agreement; provided that, Seller shall have no obligation to indemnify Buyer to the extent caused by or arising out of any negligence, fraud or willful misconduct of a Buyer Indemnitee, the breach by Buyer or any Buyer Indemnitee of its covenants and warranties under this Agreement or the inability to utilize any tax benefits.

(b) Except as otherwise set forth in this Agreement, in the event that Buyer incurs any liability, cost, loss or expense to a PPA Customer (including relating to a breach of a PPA) in relation to the repurchase by or return to Seller of any Bloom System under this Agreement, Seller shall indemnify and hold Buyer harmless for any such liability, cost, loss or expense incurred by Buyer.

Section 13.4 Indemnity Claims Procedure . Except as otherwise provided in Section 13.1, if any indemnifiable claim is brought against a Party (the “Indemnified Party”), then the other Party (the “Indemnifying Party”) shall be entitled to participate in, and, unless in the reasonable opinion of counsel for the Indemnifying Party a conflict of interest between the Parties may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to the Indemnifying Party. If the Indemnifying Party does not assume the defense of the Indemnified Party, or if a conflict precludes the Indemnifying Party from assuming the defense, then the Indemnifying Party shall reimburse the Indemnified Party on a monthly basis for the Indemnified Party’s reasonable defense expenses through separate counsel of the Indemnified Party’s choice. Even if the Indemnifying Party assumes the defense of the Indemnified Party with acceptable counsel, the Indemnifying Party, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving the Indemnifying Party of any of its obligations hereunder.

Section 13.5 Limitation of Liability.

(a) Notwithstanding anything to the contrary in this Agreement, in no event shall a Party be liable to the other Party for an amount in excess of the Maximum Liability unless and to the extent such liability is the result of (A) fraud, willful default, willful misconduct, or gross negligence of a Party or that Party’s employees, agents, subcontractors (except that for the purposes of this provision, the Seller and its employees, agents and subcontractors will not be deemed to be employees, agents or subcontractors of the Buyer), (B) a Third Party Claim, (C) a claim of Seller against Buyer for the Buyer’s failure to pay the Service Fees or Purchase Price for any Facility (which amounts shall not be included in calculating Buyer’s Maximum Liability), (D) a claim with respect to injury to or death of any person, (E) the Seller’s abandonment to the extent constituting a repudiation of this Agreement in respect of all or any part of the Facilities, or (F) events or circumstances in respect of which insurance proceeds are available or that would have been available but for a failure by the Seller to maintain, or comply with the terms of, insurance that it is required to obtain and maintain under this Agreement, and any amounts so received will not be included when calculating the Seller’s Maximum Liability. Subject always to the Maximum Liability limitations set forth in the preceding sentence, except for damages or amounts specifically provided for in this Agreement or in connection with the indemnification for damages awarded to a third party under a Third Party Claim, damages hereunder are limited to direct damages, and in no event shall a Party be liable to the other Party, and the Parties hereby waive claims, for (x) indirect, punitive, special or consequential damages or loss of profits; provided, however, that the loss of profits language set forth in this Section 13.5(a) shall not be interpreted to exclude from Indemnifiable Losses any (i) losses arising as a result of the loss or recapture of any ITC or (ii) claim, demand, suit, loss, liability, damage, obligation, payment, cost or expense (including the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith) that would otherwise be included in the definition of Indemnifiable Losses because they result from a reduction in the profits of Buyer or interest, costs or expenses payable by Buyer to the Buyer’s Lender, and (y) losses or liabilities incurred by the officers, directors, members, managers, partners, shareholders or Affiliates of such Party (unless on behalf of Buyer).

(b) Each Party hereby waives any claim under this ARTICLE XIII irrespective of the legal theory under which it is brought to the extent such claim is covered by the insurance of the claiming Party.

Section 13.6 Liquidated Damages; Estoppel. The Parties acknowledge and agree that it would be impracticable or impossible to determine with precision the amount of damages that would or may be incurred by Buyer as a result of the Portfolio’s failure to satisfy the Quarterly Capacity Warranty. It is therefore understood and agreed by the Parties that: (a) Buyer may be damaged by Seller’s failure to satisfy Quarterly Capacity Warranty; (b) it would be impractical or impossible to fix the actual damages to Buyer resulting therefrom; and (c) any cash payments of a Quarterly Capacity Warranty Payment and any Refund Values payable to Buyer under Section 5.4(c) this Agreement for failure to meet such obligations are in the nature of liquidated damages, and not a penalty, and are fair and reasonable estimate of compensation for the losses that Buyer may reasonably be anticipated to incur by such failure. Seller hereby (i) waives any argument that its failure to comply with its obligations set forth in Section 5.4 would not cause Buyer irreparable harm, (ii) agrees that it shall be estopped from arguing the invalidity, or otherwise questioning the reasonableness, of the liquidated damages provided for herein, and (iii) agrees that it will consent to the entry of judgment ordering payment of such liquidated damages in any court of competent jurisdiction. Seller and Buyer each agree that Buyer shall be under no obligation to submit any dispute regarding the payment of any Refund Value when due to the dispute resolution mechanism set forth in Section 14.5, but may rather immediately pursue whatever rights it has available under this Agreement, at law or in equity in accordance with Section 14.6 herein.

Section 13.7 Survival. The Parties’ respective rights and obligations under this ARTICLE XIII shall survive any total or partial termination of this Agreement.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

Section 14.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller.

Section 14.2 Waiver of Compliance., Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

Section 14.3 Notices. All notices, provisions of Documentation, reports, certifications, or other documentation, and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by facsimile transmission with completed transmission acknowledgment or by electronic mail, or when delivered if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid, to the recipient Party at its below address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

To Seller:	Bloom Energy Corporation
1299 Orleans Drive
Sunnyvale, CA 94089-1137
Attention: Scott Reynolds
Telephone: (408) 543-1551
Fax: (408) 543-1501
Email: srevnolds@bloomenergy.com

To Buyer:	2014 ESA Project Company, LLC
1252 Orleans Drive
Sunnyvale, CA 94089-1137
Attention: Bill Brockenborough
Telephone: (408) 543-1500
Fax: (408) 543-1501
Email: bill.brockenborough@bloomenergy.com

With a copy to:

2014 ESA Project Company, LLC
c/o Exelon Generation Company, LLC
10 S. Dearborn St., 52nd Floor
Chicago, IL 60603
Attention: Kyle B. Crowley

With a copy to:

Exelon Business Services Company, LLC
10 South Dearborn St., 49th Floor
Chicago, IL 60603
Attn: Carter C. Culver

Section 14.4 Assignment; Subcontractors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns (including by operation of law), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, whether by operation of law or otherwise, without the prior written consent of the other Party, provided that Buyer may collaterally assign its rights under this Agreement to any party providing debt or equity financing to it without the consent of Seller. Notwithstanding the foregoing sentence, (a) Seller shall be entitled to assign its right, title and interest in and to this Agreement to an Affiliate under common ownership with Seller with the prior consent of Buyer, and (b) Seller shall be entitled to subcontract any of its obligations under this Agreement without consent, provided that such assignment or subcontracting shall not excuse Seller from the obligation to competently perform any subcontracted obligations or any of its other obligations under the Agreement.

Section 14.5 Dispute Resolution; Governing Law.

(a) Except as provided in Section 13.6, in the event a dispute, controversy or claim arises hereunder, including any claim whether in contract, tort (including negligence), strict product liability or otherwise, the aggrieved Party will promptly provide written notification of the dispute to the other Party within ten (10) days after such dispute arises. Thereafter, a meeting shall be held promptly between the Parties, attended by representatives of the Parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the Parties are not successful in resolving a dispute within twenty-one (21) days of such meeting, then, subject to the limitations on remedies set forth in Section 12.3 and Section 12.4 and ARTICLE XIII, either Party may pursue whatever rights it has available under this Agreement, at law or in equity in accordance with Section 14.6 herein.

(b) In the event of any dispute arising out of or relating to this Agreement, each Party hereby consents to service of process made to the addressees set forth in Section 14.3 herein either by overnight delivery by a nationally recognized courier or by certified first class mail, return receipt requested, and hereby acknowledges that service by such means shall constitute valid and lawful service of process against the Party being served.

(c) Each Party hereby agrees that, in the event of any dispute arising out of or relating to this Agreement, it will not oppose the joinder of operator to such action or proceeding.

Section 14.6 Governing Law, Jurisdiction, Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

Section 14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile (or portable document format) will be considered original signatures, and each Party shall thereafter promptly deliver original signatures to the other Party.

Section 14.8 Interpretation. The article, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 14.9 Entire Agreement. The Transaction Documents and the exhibits, schedules, documents, certificates and instruments referred to therein, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement.

(a) Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those repeated in this Agreement and any other agreement entered into on the date of this Agreement between the Parties) made by or on behalf of any other Party at any time before the signature of this Agreement. Each Party waives all rights and remedies which, but for this clause (a), might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

Section 14.10 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between Buyer and Seller, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Buyer and Seller hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

Section 14.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 14.12 Further Assurances. Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

Section 14.13 Independent Contractors. The Parties acknowledge that, save as expressly set out in this Agreement to the contrary, each Party is entering into this Agreement as an independent contractor and nothing in this Agreement shall be interpreted or applied so as to make the relationship of any of the Parties that of partners, joint ventures or anything other than independent contractors.

Section 14.14 Limitation on Export. Buyer agrees that it will not export, re-export, resell, ship or divert directly or indirectly any Facility or any part thereof in any form or technical data or Software furnished hereunder to any country prohibited by the United States Government or any other Governmental Authority, or for which an export license or other Governmental Approval is required, without first obtaining such license or approval.

Section 14.15 Time of Essence. Time is of the essence with respect to all matters contained in this Agreement.

Section 14.16 No Rights in Third Parties. Except as otherwise specified herein, (a) nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person that is not a Party, (b) no person that is not a Party shall have any rights or interest, direct or indirect, in this Agreement or the services to be provided hereunder and (c) this Agreement is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement or the services to be provided hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Buyer and Seller have caused this Amended and Restated Purchase, Use and Maintenance Agreement to be signed by their respective duly authorized officers as of the Agreement Date.

BUYER:

2014 ESA PROJECT COMPANY, LLC
a Delaware limited liability company

By:	/s/ William E. Brockenborough
Name:	William E. Brockenborough
Title:	Vice President

[Signature Page to Amended and Restated Purchase, Use and Maintenance Agreement]

SELLER:

BLOOM ENERGY CORPORATION
a Delaware corporation

By:	/s/ William H. Kurtz
Name:	William H. Kurtz
Title:	Chief Financial Officer

[Signature Page to Amended and Restated Purchase, Use and Maintenance Agreement]

Annex A

Minimum Power Product Example Calculation

Sample Quarterly Minimum Power Product Example Calculation

Assumptions
Number of active Systems	[***]
Nameplate capacity	[***]	kW
Quarterly Capacity Warranty	[***]

Quarterly Minimum Power Product Analysis

Minimum Power Product	[***]	kW

Sample Annual Minimum Power Product Example Calculation

Assumptions
Number of active Systems	[***]
Nameplate capacity	[***]	kW
Annual Capacity Warranty	[***]

Quarterly Minimum Power Product Analysis

Minimum Power Product	[***]	kW

[***] Confidential Treatment Requested

Annex B

Insurance

Insurance. At all times during the Term, without cost to Buyer, Seller shall maintain in force and effect the following insurance, which insurance shall not be subject to cancellation, termination or other material adverse changes unless the insurer delivers to Buyer written notice of the cancellation, termination or change at least thirty (30) days in advance of the effective date of the cancellation, termination or material adverse change or if notice from the insurer to the Buyer of material adverse change is not available on commercially reasonable terms then the Seller shall provide the Buyer with such notice as soon as reasonably possible after becoming aware of such change:

(a) Worker’s Compensation Insurance as required by the laws of the state in which Buyer’s facilities are located;

(b) Employer’s liability insurance with limits at policy inception not less than [***]

(c) Commercial General Liability Insurance, including bodily injury and property damage liability (arising from premises, operations, contractual liability endorsements, products liability, or completed operations) with limits not less than [***] at policy inception;

(d) If there is exposure, automobile liability insurance in accordance with prudent industry practice with a limit of not less than $1,000,000 per claim; and

(e) Umbrella liability insurance acting in excess of underlying employer’s liability, commercial general liability and automobile liability policies with limits not less than [***] except that any subcontractors shall be required to maintain such insurance with limits of not less than [***]

Seller shall cause Buyer to be included as additional insured to all insurance policies required in accordance with the provisions of this Agreement except for worker’s compensation. The required insurance must be written as a primary policy not contributing to or in excess of any policies carried by the Seller, and each must contain a waiver of subrogation, in form and substance reasonably satisfactory to the Buyer, in favor of the Buyer.

The insurances contemplated in this clause are primary. The Parties acknowledge that, if a claim is made under any of the insurances contemplated in this Agreement, it is their intention that the insurer cannot require the Party first to exhaust indemnities referred to in this Agreement before the insurer’s obligation to perform is mature, subject to the insurer’s later pursuing subrogation, in which event any recovery will be credited by such insurer pro tanto in favor of the policyholder. The general liability and umbrella liability insurances required by this agreement shall provide blanket contractual coverage to the full policy limit. Where applicable, each of these insurances will:

(a) be effected with an insurer reasonably acceptable to the Buyer;

[***] Confidential Treatment Requested

(b) not contain any exclusion, endorsement, amendment or alteration, unless first approved by the Buyer (such approval not to be unreasonably withheld or delayed);

(c) contain a waiver of subrogation in favor of the Buyer;

(d) contain deductibles in accordance with prudent industry practice and approved by Buyer acting reasonably; and

(e) include a provision that such insurance is primary insurance with respect to the interests of the Buyer and Seller and that any other insurance maintained by the Buyer is excess and not contributory insurance with the insurances required under this Agreement.

Seller shall provide Buyer with evidence of compliance with these insurance requirements when requested by Buyer from time to time on a reasonable basis.

Annex C

Capacity Warranty Claim Example Calculation and Amounts Payable

Sample Quarterly Capacity Warranty Claim Example Calculation

Assumptions
Number of Systems	[***]
System Capacity	[***]	kW
Hours/Day	[***]	Hours
Measurement Period	[***]	Days
Force Majeure Outage in Period(1)		Hours
PPA Customer Outage in Period(1)		Hours
Legal/Grid Outage in Period(1)		Hours
Average Tolling Rate	[***]	[***]

Quarterly Minimum Power Product Analysis

Minimum kWh = (Measurement Period days * 24 Hours/Day)		kWh
– Force Majeure Hours
– PPA Customer Outage Hours
– Legal/Grid Outage Hours)
* Minimum Power Product(2)

Actual kWh = Actual generation in Period		kWh
Actual Capacity Factor = Actual kWh/(Minimum kWh/Quarterly Capacity Warranty Factor) * 100%

Quarterly Capacity Warranty Factor	[***]
Actual Capacity Factor		[***]

Minimum kWh	[***]	kWh
Actual kWh	[***]	kWh
Underperformance (kWh)	[***]	kWh

Quarterly Capacity Warranty Payment	[***]

(1)	As described in the “Minimum kWh” definition above.
(2)	As calculation per Annex A herein.

[***] Confidential Treatment Requested

Sample One-Year Capacity Warranty Claim Example Calculation

Assumptions
Number of Systems			[***]
System Capacity			[***]			kW
Hours/Day			[***]			Hours
Measurement Period			[***]			Days
Force Majeure Outage in Period(1)						Hours
PPA Customer Outage in Period(1)						Hours
Legal/Grid Outage in Period(1)						Hours
Average Tolling Rate A (3)	$	[***]			/kWh
Average Tolling Rate B (4)	$	[***]			/kWh

One-Year Capacity Warranty analysis

Minimum kWh = (Measurement Period Days * 24 Hours/Day)					kWh
– Force Majeure Hours
– PPA Customer Outage Hours
– Legal/Grid Outage Hours)

* Minimum Power Product(2)

Actual kWh = Actual generation in Period					kWh

Actual Capacity Factor = Actual kWh/(Minimum kWh/One-Year Capacity Warranty Factor) * 100%

One-Year Capacity Warranty						[***]

Actual Output					[***]

Minimum kWh		76,562,400
Actual kWh					[***]
Underperformance (kWh)					[***]

Quarterly Capacity Warranty Payment				$	[***]

Notes:

(1)	As described in the “Minimum kWh” definition above.
(2)	As calculated per Annex A herein.
(3)	Average Tolling Rate A, calculated as set forth in the example, below, shall be used until Capacity Warranty Claim reaches [***]
(4)	Average Tolling Rate B shall at all times equal [***] and shall be used after Capacity Warranty Claim reaches [***]

[***] Confidential Treatment Requested

Average Tolling Rate Example Calculation

Assumptions Installed Capacity	Tolling Rate
[***]	[***]
[***]	[***]

[***]
[***]	[***]
[***]

*	Tolling Rate to reflect the applicable tolling rate in each PPA for the period in which the shortfall in the Quarterly Capacity Warranty occurred.

[***] Confidential Treatment Requested

Annex D

List of PPAs

1. That certain Energy System Use Agreement, dated as of December 31, 2013, by and between [***] Inc. and the Buyer, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

2. That certain Energy System Use Agreement No. 20131206.035.C, dated as of March 31, 2014, by and between [***] and the Buyer, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

3. That certain Energy System Use Agreement No. 20131206.036.C, dated as of March 31, 2014, by and between [***] and the Buyer, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

4. That certain Energy System Use Agreement No. 20131206.037.C, dated as of March 31, 2014, by and between [***] and the Buyer, as amended by Amendment No. 1 to Energy System Use Agreement No. 20131206.037.C, effective as of May 15, 2014, by and between [***] and the Buyer, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

5. That certain Energy System Use Agreement No. 20131206.039.C, dated as of February 21, 2014, by and between [***] and the Buyer, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

6. That certain Energy System Use Agreement No. 20140225.013.C, dated as of March 21, 2014, by and between [***] and the Buyer, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

[***] Confidential Treatment Requested

Exhibit A

Form of Purchase Order

PURCHASE ORDER

2014 ESA Project Company, LLC		Page 1 of 1

PO Number: Revision: PO Type: PO Status:	Supplier Details:	Bloom Energy 1299 Orleans Drive Sunnyvale, CA 94089 United States

Ship-To Address:	Bill-To Address:	1299 Orleans Drive Sunnyvale, CA 94089 United States

Payment terms		Shipping Terms	Freight terms
Net 30
Creation Date	Buyer	Requestor	Vendor Contact
- -13

Line	Deliver Date	Part Number / Part Description	Quantity	Unit Price (USD)	Taxable (Y/N)	Total (USD)
1		Ship-To:
Total PO Amount (Exclusive of Tax)

Note to Supplier:

Bloom Energy Standard Terms and Conditions apply.

Note to Supplier:

Bloom Energy Standard Terms and Conditions Apply

Exhibit B

Form of Bill of Sale

BILL OF SALE

This BILL OF SALE, dated as of [            ] [    ], 201  , is made by BLOOM ENERGY CORPORATION, a Delaware corporation (“Seller”), to 2014 ESA PROJECT COMPANY, LLC, a Delaware limited liability company (“Buyer”), and is delivered pursuant to the Amended and Restated Purchase, Use and Maintenance Agreement, dated as of July 18, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “A&R PUMA”), between Seller and Buyer, in connection with the transfer of the assets described on Exhibit A attached hereto (the “Purchased System”).

Seller hereby assigns, conveys, sells, delivers, sets over and transfers to Buyer, for the consideration, and on the terms and conditions, set forth in the A&R PUMA, all of Seller’s rights, title and interest in, under and to the Purchased System, and Buyer hereby accepts such assignment .

This Bill of Sale shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be signed by their respective duly authorized officers as of the date first written above.

SELLER:

BLOOM ENERGY CORPORATION

By:
Name:
Title:

BUYER:

2014 ESA PROJECT COMPANY, LLC

By:
Name:
Title:

EXHIBIT A TO BILL OF SALE

Purchased System

Exhibit C

Facilities

Site No.	PPA Customer	Address	City	State	Size (kW)	Price ($/kWh)
1
2
3
4
5
6
7
8
9

Total:

Exhibit D

Service Fees

Calendar Quarter Since Commencement of Operations for the applicable Facility	Rate ($/kW)
1 through 4	[***]
5 through 8	[***]
9 through 12	[***]
13 through 16	[***]
17 through 20	[***]
21 through 24	[***]
25 through 28	[***]
29 through 32	[***]
33 through 36	[***]
37 through 40	[***]
41 through 44	[***]
45 through 48	[***]
49 through 52	[***]
53 through 56	[***]
57 through 60	[***]
For Calendar Quarters occurring during a PPA renewal or extension period	[***]

[***] Confidential Treatment Requested

Exhibit E

Form of Certification of Installation

To:

1.	2014 ESA PROJECT COMPANY, LLC (Buyer); and

2.	[Lender].

Copy:	Leidos Engineering, LLC (Independent Engineer)

This Certificate is given pursuant to paragraph (e) of the definition of Commencement of Operations in the Amended and Restated Purchase, Use and Maintenance Agreement between the BLOOM ENERGY CORPORATION (Seller) and the Buyer dated July 18, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the A&R PUMA).

Terms defined in the A&R PUMA have the same meaning where used in this Certificate.

This certificate is provided in respect of the Site known as [insert Site where Facility is located] (Site).

The Seller hereby certifies that in respect of the Site:

1.	Each Bloom System comprising the Facility has been installed, commissioned and tested in accordance with the Performance Standards and all other requirements of the A&R PUMA; and

2.	All BOF and BOF Work necessary for the operation of the Facility has been installed, commissioned and tested in accordance with the Performance Standards and all other requirements of the A&R PUMA.

This Certificate may be relied upon by the Buyer and the Buyer’s Lender.

Signed for and on behalf of BLOOM ENERGY CORPORATION

By:

Name:

Title:

Exhibit F

Form of Independent Engineer Certification of Commencement of Operations

[Date of Certificate]

To:

1.	BLOOM ENERGY CORPORATION

2.	2014 ESA PROJECT COMPANY, LLC

Subject:	Independent Engineer’s Commencement of Operations Certificate PPA IV Project

Ladies and Gentlemen:

This certificate (“Certificate”) is being delivered to 2014 ESA Project Company, LLC, a Delaware limited liability company (“Buyer”), on behalf of Leidos Engineering, LLC (the “Independent Engineer”) as required by clause (g) of the definition of “Commencement of Operations” in the Amended and Restated Purchase, Use and Maintenance Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “A&R PUMA”), dated as of July 18, 2014, between Buyer and Bloom Energy Corporation, a Delaware corporation (“Seller”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the A&R PUMA.

As of the date of this Certificate, the Independent Engineer is of the opinion that:

1.	The installation, commissioning and testing of the Bloom System(s) listed in Table 1 on Attachment A, attached hereto, has been successfully completed in accordance with the requirements of the A&R PUMA;

2.	Each of the requirements set out in paragraphs (a) through (f) of the definition of Commencement of Operations in the A&R PUMA have been satisfied with respect to the Facility listed in Table 1 on Attachment A, attached hereto;

3.	Each Bloom System comprising the Facility listed in Table 1 on Attachment A, attached hereto, has achieved commercial operation; and

4.	Seller has completed all BOF Work necessary for the operation of the Facility listed in Table 1 on Attachment A, attached hereto.

This Certificate was prepared with the understanding and assumption that the information provided to us in relation to this certificate is true, correct and complete. Our review and observations were performed pursuant to the scope of services under our Professional Services Agreement, dated as of October 17, 2013, as amended (the “Professional Services Agreement”) with Seller, and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects.

This Certificate is solely for the information of and assistance to the Buyer’s Lender in conducting and documenting their investigation of the matters in connection with the applicable System and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any other purpose. The Independent Engineer disclaims any obligation to update this Certificate. This Certificate is not intended to, and may not, be relied upon by any party other than the Buyer’s Lender.

LEIDOS ENGINEERING, LLC

By:
Name:
Title:

ATTACHMENT A

COMPLETED BLOOM SYSTEMS

Table 1

Facility List and Commencement of Operations (“CO”) Date

Serial No.	Location of Facility	Unit Model	Net Capacity (kW-AC)	CO Date